Exhibit 99.3

Execution Version

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

By and Among

THE9 LIMITED,

THE SECURITY PROVIDERS LISTED ON
SCHEDULE 1 ATTACHED HERETO

And

SPLENDID DAYS LIMITED

Dated as of November 24, 2015

TABLE OF CONTENTS

1.	Definitions and Interpretation	1

2.	Purchase and Sale of the Notes and Warrants	12

3.	Closing and Closing Deliveries	12

4.	Representations and Warranties of the Warrantors	13

5.	Representations and Warranties of the Investor	22

6.	Conditions to the Investor’s Obligations at Closing	24

7.	Conditions to the Company’s Obligations at Closing	25

8.	Covenants	26

9.	LTV Adjustment, Release of Security and Change of Pledgee or Mortgagee	34

10.	Indemnification	35

11.	Termination	37

12.	Miscellaneous	38

Schedule 1 - Security Providers

Schedule 2 - List of Mortgaged Properties

Schedule 3 - Disclosure Schedule

Exhibit A - Form of the Notes

Exhibit B - Form of Tranche I Warrants

Exhibit C - Form of Tranche A Warrants, Tranche B Warrants and Tranche C Warrants

Exhibit D - Form of Equity Pledge Agreement

Exhibit E - Form of License Agreement

Exhibit F - Form of Joinder Agreement

i

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT is entered into as of November 24, 2015, by and among The9 Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”), the Security Providers listed in Schedule 1 attached hereto (collectively, the “Security Providers”) and Splendid Days Limited, a company with limited liability incorporated under the Laws of the British Virgin Islands (the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell, and the Investor desires to purchase, Tranche A Convertible Notes, Tranche B Convertible Notes and Tranche C Convertible Notes (each as defined below) in the aggregate principal amount of US$40,050,000 in the forms attached hereto as Exhibit A (together, the “Notes”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell, and the Investor desires to purchase, Tranche I Warrants (as defined below) in the aggregate principal amount of US$5,000,000 in the form attached hereto as Exhibit B;

WHEREAS, the Company desires to issue, and the Investor desires to be issued, Tranche A Warrants, Tranche B Warrants and Tranche C Warrants (each as defined below) in the aggregate principal amount of US$4,950,000, in the form attached hereto as Exhibit C;

WHEREAS, the Company’s obligations under the Notes and the Tranche A Warrants, Tranche B Warrants and Tranche C Warrants, including the due and punctual payment of all amounts payable under the Notes, will be secured pursuant to the Security Documents (as defined below); and

WHEREAS, in connection with such purchase and sale, the Company, the Security Providers and the Investor desire to make certain representations and warranties and enter into certain agreements.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

AGREEMENT

1.                                      Definitions and Interpretation

1.1                               Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Action” shall mean any charge, claim, action, complaint, petition, inquiry, investigation, appeal, suit, litigation, grievance or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any arbitrator or Governmental Authority.

“Additional Registration Statements” shall have the meaning set forth in Section 8.16(a).

“ADS” shall mean an American Depositary Shares of the Company issued pursuant to the Deposit Agreement or any applicable restricted American Depositary Share letter Agreement,

representing one (1) Ordinary Share as of the date of this Agreement, and deposited with the Depositary or its designee, including an American Depositary Share that is so issued with restricted legends.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract or otherwise.

“Agreement” shall mean this Convertible Note and Warrant Purchase Agreement, together with all exhibits, schedules, and other attachments thereto.

“Applicable Threshold” shall mean US$20,000,000 (in the case of the Potential Adjustment Date that is 18 calendar months after the Closing Date), US$10,000,000 (in the case of the Potential Adjustment Date that is 24 calendar months after the Closing Date) and US$5,000,000 (in the case of the Potential Adjustment Date that is 30 calendar months after the Closing Date).

“Board” shall mean the board of directors of the Company.

“Breach” shall have the meaning set forth in Section 10.2.

“Business Day” shall mean any day that is not a Saturday, a Sunday, legal holiday or other day on which banks are required or authorized by Law to be closed in the PRC, New York or Hong Kong.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986.

“Commission Guidance” shall have the meaning set forth in Section 8.16(a).

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company IP” shall have the meaning set forth in Section 4.19(a).

“Company Owned IP” shall mean all Intellectual Property owned by the Group Companies.

“Company Registered IP” shall mean all Intellectual Property for which registrations are owned by or held in the name of, or for which applications have been made in the name of, any Group Company.

“Company’s Incentive Plan” shall mean the Third Amended and Restated 2004 Stock Option Plan as approved and adopted by the Board of the Company on November 13, 2015.

“Conditions” shall mean the respective terms and conditions on which the Notes or the Warrants shall be issued by the Company, as attached to the relevant Note Certificate or Warrant Certificate.

“Constitutional Documents” shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Contract” shall mean, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Deposit Agreement” shall mean the deposit agreement dated as of December 20, 2004, by and among the Company, the Depositary and the holders of the ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended and supplemented.

“Depositary” shall mean The Bank of New York Mellon..

“Disclosure Schedule” shall have the meaning set forth in Section 4.

“EDGAR” shall have the meaning set forth in Section 8.7.

“Effective Period” shall have the meaning set forth in Section 8.16(a).

“Encumbrance” shall mean any security interests, mortgages, liens, pledges, charges, reservations, restrictions, rights of way, options, rights of first refusal, community property interests, equitable interests, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by contract, Law, equity or otherwise.

“Equity Pledge Agreements” shall mean (i) the first priority equity pledge agreement to be entered into by and among the Investor, China The9 Interactive Limited and WFOE 1 pursuant to which China The9 Interactive Limited pledges all its equity interest in WFOE 1 to the Investor; and (ii) the first priority equity pledge agreement to be entered into by and among the Investor, GameNow.net (Hong Kong) Limited and WFOE 2 pursuant to which GameNow.net (Hong Kong) Limited pledges all its equity interest in WFOE 2 to the Investor, each in the form attached hereto as Exhibit D.

“Equity Securities” shall mean, with respect to a Person, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Filing Deadline” shall have the meaning set forth in Section 8.16(a).

“Final Valuation” shall have the meaning set forth in Section 9.1.

“Financial Statements” shall have the meaning set forth in Section 4.10(a).

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Governmental Authority” shall mean any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” shall mean, collectively, the Company and its Subsidiaries.

“Group Company” shall mean a member of the Group.

“HKIAC” shall have the meaning set forth in Section 12.2(a).

“Holder” shall mean any Person who holds any of the Notes, Warrants or Registrable Securities or any assignee of record of such Registrable Securities.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Indebtedness” shall have the meaning assigned to such term in the Notes.

“Indemnified Party” shall have the meaning set forth in Section 10.2.

“Indemnifying Parties” shall have the meaning set forth in Section 10.2.

“Information” shall have the meaning set forth in Section 8.6.

“Intellectual Property” shall mean any and all (i) patents and patent applications and reissues, renewals, reexaminations, continuations, continuations-in-part, divisions, substitutions, supplementary protection certificates and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, author’s rights, data rights and works of authorship (including artwork, software, computer programs, files, records and data, and related documentation), (iv) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (v) trade names, trade dress, trademarks, domain names, service marks, logos, business names, URLs, web sites, web pages and any part thereof, and registrations and applications therefor, the goodwill symbolized or represented by the foregoing.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Law” or “Laws” shall mean any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lease Agreements” shall have the meaning set forth in Section 4.17(b).

“Leased Real Property” shall mean all real property leased, subleased, licensed, or otherwise occupied by the Company or any Subsidiary of the Company.

“Liability” shall mean any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent.

“License Agreement” shall mean the exclusive license and distribution agreement entered into on and around November 24, 2015 by and among Smilegate, Oriental Shiny and Beijing Zhiao Network Technology Co., Ltd. (北京至奥网络科技有限公司) in the form attached hereto as Exhibit E.

“Loan Agreement” shall mean the entrustment loan agreement entered into by and among WFOE 1, WFOE 2, the Operating Company and an onshore bank designated by Shanghai Shengye pursuant to which the bank extends an entrustment loan in the principal amount of the RMB equivalent of US$4,950,000 (the exchange rate of USD to RMB shall be based on the PBOC Exchange Rate) to WFOE 1, WFOE 2 and the Operating Company or to the Operating Company.

“Long Stop Date” shall mean December 18, 2015.

“Losses” shall have the meaning set forth in Section 10.2.

“Material Adverse Effect” shall mean any event, circumstance, development, change or effect that, individually or in the aggregate with any other events, circumstances, developments, changes and effects, results or could reasonably be expected to result in a material adverse effect on, or change in:

(i)                                     the legality, validity or enforceability of any of the Transaction Documents;

(ii)                                  the business, operations, assets, liabilities, property, condition (financial or otherwise) or prospects of the Company, any other Warrantor, any Group Company or the Group;

(iii)                               the ability of a Warrantor to perform its obligations under any of the Transaction Documents; and

(iv)                              the rights and remedies of the Investor under any of the Transaction Documents.

“Material Contracts” shall have the meaning set forth in Section 4.18(a).

“MOFCOM” shall mean the Ministry of Commerce of the PRC or its competent local counterparts.

“Mortgaged Properties” shall have the meaning set forth in the definition of Onshore Mortgages.

“NASDAQ” shall mean The NASDAQ Global Market.

“New Registration Statement” shall have the meaning set forth in Section 8.16(a).

“Notes” shall have the meaning set forth in the recitals of this Agreement.

“Note Certificates” shall mean the relevant note certificates in respect of the Tranche A Convertible Notes, Tranche B Convertible Notes and Tranche C Convertible Notes in the form of Exhibit A attached hereto.

“Onshore Companies” shall have the meaning set forth in Section 4.8(b).

“Onshore Mortgages” shall mean the property mortgage agreement or agreements entered into by and among Shanghai Shengye or the entrustment bank, WFOE 1, WFOE 2 and the Operating Company pursuant to which WFOE 1, WFOE 2 and the Operating Company grant a first priority mortgage over all the properties (comprising 50 units, a list of which is attached hereto as Schedule 2) located at No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (the “Mortgaged Properties”) to Shanghai Shengye or the entrustment bank.

“Operating Company” shall mean Shanghai The9 Information Technology Co., Ltd. (上海第九城市信息技术有限公司), a limited liability company incorporated under the Laws of the PRC, with its registered address at Room 201, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC.

“Ordinary Shares” shall mean the ordinary shares, par value US$0.01 per share, of the Company.

“Oriental Shiny” shall mean Oriental Shiny Star Limited (东方耀星有限公司), a limited liability company incorporated under the Laws of Hong Kong, with its registered address at Room 1502, 15/F, Harcourt House, 39 Gloucester Road, Wanchai, Hong Kong.

“Outstanding Principal” shall mean the sum of (i) the aggregate principal amount of the then outstanding Notes at any time after the Closing Date and (ii) the aggregate principal amount of the then outstanding Tranche A Warrants, Tranche B Warrants and Tranche C Warrants at any time after the Closing Date.

“Owned Real Property” shall mean all real property and interests in real property (including real property in connection with land use rights contracts or certificates and construction projects) owned by any Group Company (collectively, together with all buildings or other structures, improvements or fixtures thereon and all easements rights of way and other appurtenant rights thereto).

“Parties” shall mean the Company, the Security Providers and the Investor and a “Party” shall mean any of them.

“PBOC Exchange Rate” shall mean the mid-point daily exchange rate of USD to RMB published by the People’s Bank of China one (1) Business Day before the drawdown date of the loan under the Loan Agreement.

“Permit” shall mean any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration or record filing, operating license, qualifications, ratification, certificate, declaration or filing with, or report or notice to, or other form of permission to engage in a specific activity issued by, any Person, including any Governmental Authority.

“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Potential Adjustment Date” shall mean each of (i) the date that is 18 calendar months after the Closing Date; (ii) the date that is 24 calendar months after the Closing Date; and (iii) the date that is 30 calendar months after the Closing Date.

“Prospectus” shall mean: (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405.

“PRC” or “China” shall mean the People’s Republic of China excluding, for the purposes of this Agreement only, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Purchase Price” shall mean US$40,050,000.

“Registrable Securities” shall mean: (i) any and all Ordinary Shares that are issued by the Company upon conversion of the Notes or exercise of the Warrants into the ADSs,  (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, Ordinary Shares described in clause (i);  and (iii) any ADSs issued in respect of any Ordinary Shares described in clauses (i) or (ii).  Registrable Securities shall cease to be Registrable Securities upon the earlier of (A) when all Registrable Securities proposed to be sold by the Holders may then be sold pursuant to Rule 144 without any restriction and (B) the date as of which a Registration Statement covering resale of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement.

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such Registration Statement.

“Reimbursable Expenses” shall have the meaning set forth in Section 8.21.

“Remaining Mortgaged Properties” shall have the meaning set forth in Section 9.2.

“Remaining Purchase Price” shall have the meaning set forth in Section 3.3.

“Required Permits” shall have the meaning set forth in Section 4.16.

“RMB” shall mean Renminbi, the legal currency of the PRC.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” shall mean Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SAFE” shall mean the PRC State Administration of Foreign Exchange, the Chinese foreign exchange markets regulator, and the body responsible for implementing and enforcing foreign exchange controls in the PRC.

“SAFE Circulars” shall mean the SAFE Circular No. 37 on the Issuing of the Operational Rules Concerning Foreign Exchange Administration of Company Financings and Round-Tripping Investments via Overseas Special Purpose Companies by Residents in China（关于印发境内居民通过境外特殊目的公司融资及返程投资外汇管理操作规程的通知[汇发（2011）37号]）as well as any applicable Laws in force from time to time which operate to restate, amend or repeal any of the aforesaid documents or any part thereof.

“SAFE Registration Requirements” shall mean the PRC foreign exchange registration requirements pursuant to the SAFE Circulars and their related implementing rules.

“SAIC” shall mean the State Administration for Industry and Commerce of the PRC or its local counterparts.

“SAT” shall mean the State Administration of Taxation of the PRC or its local counterparts.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“SEC Filings” shall have the meaning set forth in Section 4.11.

“Securities” shall have the meaning set forth in Section 5.4.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Security Documents” shall mean the Equity Pledge Agreements and the Onshore Mortgages.

“Security Providers” shall have the meaning set forth in the preamble of this Agreement.

“Shanghai Shengye” shall mean Shanghai Shengye Equity Investment Fund Limited (上海盛业股权投资基金有限公司), a company incorporated under the Laws of the PRC.

“Smilegate” shall mean Smilegate Entertainment, Inc., a company incorporated under the Laws of the Republic of Korea, whose address is at 5F, Solidspace Building, 220 Pangyoyeok-ro, Bundang-gu, Seongnam-si, Gyeongi-do 463-400, Korea.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation, limited liability company, partnership, joint venture, trust or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity (or profits or capital) interests or more than fifty percent (50%) of the ordinary voting power, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of a non-corporate Person, and (ii) any entity whose assets, or portions thereof, has been or should be consolidated with the net earnings of the Person and should be recorded on the books of the Person for financial reporting purposes in accordance with GAAP including FIN 46R with respect to variable interest entities; for the avoidance of doubt, in the case of the Company, its Subsidiaries shall include the Operating Company and each Subsidiary of the Operating Company.

“Tax” or “Taxes” shall mean (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments, imposed in all cases by a Governmental Authority, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Returns” shall mean any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Trading Day” shall mean a day on which any trading market on which the ADSs are listed or quoted as open for trading.

“Tranche A Convertible Notes” shall mean the 12% coupon senior secured convertible notes in the principal amount of US$22,250,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit A.

“Tranche A Warrants” shall mean the warrants and any replacement warrants in the face value of US$2,750,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit C.

“Tranche B Convertible Notes” shall mean the 12% coupon senior secured convertible notes in the principal amount of US$13,350,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit A.

“Tranche B Warrants” shall mean the warrants and any replacement warrants in the face value of US$1,650,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit C.

“Tranche C Convertible Notes” shall mean the 12% coupon senior secured convertible notes in the principal amount of US$4,450,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit A.

“Tranche C Warrants” shall mean the warrants and any replacement warrants in the face value of US$550,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit C.

“Tranche I Warrants” shall mean the warrants and any replacement warrants in the face value of US$5,000,000 to be issued by the Company to the Investor on the Closing Date in the form attached hereto as Exhibit B.

“Transaction Documents” shall mean (i) this Agreement, (ii) the Notes and the Note Certificates in the form attached hereto as Exhibit A; (iii) the Warrants and the Warrant Certificates in the form attached hereto as Exhibit B and Exhibit C; (iv) the Security Documents; (v) the Loan Agreement and (vi) any other agreement, certificate or other document to be entered into or delivered pursuant to the terms of any such agreements.

“Treasury Regulations” shall mean the United States Treasury Regulations promulgated pursuant to the Code.

“US$” or “USD” shall mean U.S. dollars, the lawful currency of the United States of the America.

“Valuation Process Notice” shall have the meaning set forth in Section 9.1.

“VIE Agreements” shall mean all of the Contracts described under the caption “Arrangements with Affiliated PRC Entities” of Item 7 of the Company’s most recently filed Annual Report on Form 20-F.

“Violation” shall have the meaning set forth in Section 8.18(a).

“Warrant” shall have the meaning set forth in the recitals of this Agreement.

“Warrant Certificate” shall mean any warrant certificate in respect of the Tranche I Warrants, in the form of Exhibit B attached hereto, and Tranche A Warrants, Tranche B Warrants and Tranche C Warrants, in the form of Exhibit C attached hereto.

“Warrantors” shall mean collectively, the Company and the Security Providers and a “Warrantor” shall mean any of them.

“WFOE 1” shall mean China The9 Interactive (Shanghai) Ltd. (九城互动信息技术（上海）有限公司)，a limited liability company incorporated under the Laws of the PRC, with its registered address at Room 301, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC.

“WFOE 2” shall mean The9 Computer Technology Consulting (Shanghai) Co., Ltd. (第九城市计算机技术咨询（上海）有限公司), a limited liability company incorporated under the laws of the PRC), with its registered address at Room 103, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC.

“6-K Filing” shall have the meaning set forth in Section 8.5.

1.2                               Interpretation.  Unless the context otherwise requires:

(a)                                 Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)                                 Gender and Number. All words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)                                  Headings. Headings, titles and subtitles are included for convenience only and shall not affect the construction or interpretation of any provision of this Agreement.

(d)                                 Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)                                  References. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes or any rules or regulations promulgated under such statutes. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day.

(f)                                   Drafting and Negotiation. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

(g)                                  Knowledge. Where any statement is qualified by the expression “to a Person’s knowledge, information and belief” or any similar expression, that statement shall, unless otherwise stated or context otherwise demands, be deemed to refer to such Person’s actual knowledge and the deemed knowledge of such matters as such Person would have discovered, had such Person made reasonable enquiries and investigations of a Person in the position of such Person. In respect of the “knowledge of the Company”, the foregoing sentence shall be interpreted by replacing the term “such Person” or other words of similar intent with “the Chief Executive Officer and Chief Financial Officer of the Company” mutatis mutandis.

(h)                                 Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(i)                                     Language. This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the Parties.

2.                                      Purchase and Sale of the Notes and Warrants.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Investor will purchase from the Company, and the Company will issue, sell and deliver to the Investor:

2.1                               Tranche A Convertible Notes in an aggregate principal amount of US$22,250,000, with an initial conversion price of US$2.60 per Ordinary Share or US$2.60 per ADS, for a total aggregate purchase price of US$22,250,000, such amount to be paid in full, in cash to the Company at the Closing;

2.2                               Tranche B Convertible Notes in an aggregate principal amount of US$13,350,000, with an initial conversion price of US$5.20 per Ordinary Share or US$5.20 per ADS, for a total aggregate purchase price of US13,350,000, such amount to be paid in full, in cash to the Company at the Closing;

2.3                               Tranche C Convertible Notes in an aggregate principal amount of US$4,450,000, with an initial conversion price of US$7.80 per Ordinary Share or US$7.80 per ADS, for a total aggregate purchase price of US$4,450,000, such amount to be paid in full, in cash to the Company at the Closing;

2.4                               Tranche I Warrants in an aggregate principal amount of US$5,000,000, with an initial exercise price of US$1.50 per Ordinary Share or US$1.50 per ADS;

2.5                               Tranche A Warrants in an aggregate principal amount of US$2,750,000, with an initial exercise price of US$2.60 per Ordinary Share or US$2.60 per ADS;

2.6                               Tranche B Warrants in an aggregate principal amount of US$1,650,000, with an initial exercise price of US$5.20 per Ordinary Share or US$5.20 per ADS; and

2.7                               Tranche C Warrants in an aggregate principal amount of US$550,000, with an initial exercise price of US$7.80 per Ordinary Share or US$7.80 per ADS.

3.                                      Closing and Closing Deliveries

3.1                               Closing.  The consummation of the purchase and sale of the Notes and the Warrants and the other transactions contemplated by this Agreement (the “Closing”) shall, unless this Agreement is terminated pursuant to Section 11.2 and subject to fulfillment or waiver of each of the conditions set forth in Sections 6 and 7 (other than those conditions that can be fulfilled only at the Closing), take place on the same date as the date on which Oriental Shiny pays the license fee to Smilegate pursuant to the License Agreement at the Hong Kong offices of Morrison & Foerster at 10:00 a.m. Hong Kong time or at such other time and place as the Company and the Investor shall mutually agree (such date, the “Closing Date”).

3.2                               Closing Deliveries of the Company and the Security Providers.  At the Closing, the Company and the Security Providers shall deliver to the Investor:

(a)                                 the relevant Note Certificate representing the principal of the Tranche A Convertible Notes being purchased by the Investor;

(b)                                 the relevant Note Certificate representing the principal of the Tranche B Convertible Notes being purchased by the Investor;

(c)                                  the relevant Note Certificate representing the principal of the Tranche C Convertible Notes being purchased by the Investor;

(d)                                 the Warrant Certificate representing the principal of the Tranche I Warrants being purchased by the Investor;

(e)                                  the Warrant Certificate representing the principal of the Tranche A Warrants being purchased by the Investor;

(f)                                   the Warrant Certificate representing the principal of the Tranche B Warrants being purchased by the Investor;

(g)                                  the Warrant Certificate representing the principal of the Tranche C Warrants being purchased by the Investor;

(h)                                 an incumbency certificate, in a form reasonably acceptable to the Investor, with respect to the officers executing documents or instruments on behalf of the Company and each of the Security Providers, in each case, certified by a duly authorized director of the Company or such Security Provider, as applicable, to be true, complete and correct copies thereof;

(i)                                     a certificate, executed by a duly authorized director of the Board of the Company, dated as of the Closing Date, certifying that all the conditions set forth in Section 6 have been fulfilled;

(j)                                    a receipt for payment of the Remaining Purchase Price;

(k)                                 a copy of the register of noteholders of the Company as of the Closing evidencing the issuance of the Notes to the Investor, certified by a duly authorized director of the Board or the Secretary of the Company to be a true, complete and correct copy thereof;

(l)                                     a copy of the register of warrant holders of the Company as of the Closing evidencing the issuance of the Warrants to the Investor, certified by a duly authorized director of the Board of the Secretary of the Company to be a true, complete and correct copy thereof; and

(m)                             such other documents and deliveries as set forth in Section 6.

3.3                               Closing Deliveries of the Investor.  At the Closing, the Investor shall pay (a) US$25,000,000 of the Purchase Price to Oriental Shiny by wire transfer of immediately available funds to Oriental Shiny’s account provided to the Investor by the Company five (5) Business Days prior to the Closing; and (b) the remaining amount of the Purchase Price of US15,050,000 (the “Remaining Purchase Price”) to the Company by wire transfer of immediately available funds to an account provided to the Investor by the Company five (5) Business Days prior to the Closing.

4.                                      Representations and Warranties of the Warrantors. Subject to such exceptions specifically disclosed in (a) any SEC filings filed or furnished by the Company with the SEC prior to the date hereof (excluding any disclosures set forth in the SEC Filings under the headings “Risk Factors” and “Forward-Looking Statements” and any other disclosures in any other forward-looking or cautionary statements) and (b) as set forth in the disclosure schedule attached to this Agreement as Schedule 3 (the “Disclosure Schedule”), specifically identifying the relevant section of this Agreement (provided, that disclosure in any section of such Disclosure Schedule shall apply to any section of this Agreement only to the extent it is reasonably apparent that such disclosure is relevant to such section), the Warrantors hereby jointly and severally represent and warrant to the Investor that each of the representations and warranties contained in this Section 4 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the Closing Date, with the same effect as if made on and as of the Closing Date (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date):

4.1                               Organization, Good Standing and Qualification.  Each Group Company is duly organized, incorporated or formed, validly existing and in good standing (with respect to the jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization, incorporation or formation. With respect to the Subsidiaries of the Company that are variable interest entities as defined in FIN46R under GAAP and are consolidated by the Company for financial reporting purposes pursuant to the terms thereof, the Company possesses control over such Subsidiaries through the VIE Agreements, true and complete copies of which have been included in the SEC Filings.

4.2                               Authorization; Enforceable Agreement.  All corporate action on the part of any Warrantors, necessary for the authorization, execution, and delivery of each of the Transaction Documents, the performance of the respective obligations of the Warrantors under each of the Transaction Documents, and the authorization, issuance (or reservation for issuance), sale, and delivery of (a) the Notes and the Warrants being sold hereunder, and (b) the ADSs issuable upon conversion of the Notes or exercise of the Warrants in accordance with their respective Conditions, and each of the Transaction Documents, when executed and delivered, assuming due authorization, execution and delivery by the Investor or any other party thereto other than the Warrantors, constitutes and will constitute valid and legally binding obligations of the Warrantors, enforceable in accordance with their respective terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and (ii) to the extent the indemnification provisions contained in Section 8.18 of this Agreement may be limited by applicable securities Laws.

4.3                               Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

4.4                               Governmental Consents.  No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any Governmental Authority on the part of any Warrantor is required in connection with the offer, sale, or issuance of the Notes, the Warrants or the Ordinary Share issuable upon conversion of the Notes or exercise of the Warrants or the consummation of any other transaction contemplated by the Transaction Agreements, except for the following: (i) the filing of any required notifications under applicable securities Laws, which filings will have occurred within the appropriate time periods; (ii) if requested, the filing with the SEC of the Registration Statements contemplated under this Agreement, (iii) any application or notification to NASDAQ that is required in connection with the issuance and sale of the Notes, the Warrants and the ADSs issuable upon conversion of the Notes or exercise of the Warrants; (iv) any filings required by the Financial Industry Regulatory Authority; and (v) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

4.5                               Capitalization.  As of the date hereof, the Company has (i) 28,783,929 Ordinary Shares issued and outstanding, which includes 5,582,328 Ordinary Shares issued to the Depositary to facilitate future issuance of ADSs upon exercise of options under the Company’s Incentive Plan, (ii) 14,188,400

Ordinary Shares issuable pursuant to any outstanding Equity Securities exercisable or exchangeable for, or convertible into, any capital shares of the Company or pursuant to the Company’s Incentive Plan, and (iii) 243 Ordinary Shares available for issuance under the Company’s Incentive Plan. All of the issued and outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any Persons and similar rights and were issued in compliance with all applicable securities Laws. Other than the Company’s Incentive Plan, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Equity Securities of the Company, or Contracts by which the Company or any Subsidiary is or may become bound to issue additional Equity Securities of the Company, or securities or rights convertible or exchangeable into Equity Securities of the Company. None of the Company or its Subsidiaries is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its outstanding Equity Securities. Except as disclosed in the SEC Filings and except as provided in this Agreement, no Person has the right to require the Company to register any Equity Securities of the Company with the SEC or any other Governmental Authority, whether on a demand or piggy-back basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

4.6                               Noncontravention.  The execution, delivery and performance by any Warrantor of this Agreement and each other Transaction Document to which it is a party, the consummation of the transactions contemplated hereby or thereby, the issuance and sale of the Notes and the Warrants hereunder, the conversion of the Notes or the exercise of the Warrants will not (i) conflict with or violate any provision of any Warrantor’s Constitutional Documents, (ii) conflict with or violate any applicable Law or any Governmental Order to which any Warrantor is subject or (iii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which any Warrantor is a party or by which it is bound or to which any of its assets or properties are subject.

4.7                               Valid Issuance.  The Ordinary Shares issuable upon conversion of the Notes or exercise of the Warrants have been duly and validly reserved for issuance and, upon issuance of the Ordinary Shares upon conversion of the Notes or exercise of the Warrants in accordance with their respective terms, the Ordinary Shares will be duly and validly issued, fully paid, and nonassessable and will be free of any Encumbrances or restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Constitutional Documents of the Company and under applicable securities Laws. The sale of the Notes and the Warrants hereunder is not, and the subsequent issuance of the Ordinary Shares upon conversion of the Notes or exercise of the Warrants will not be, subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Constitutional Documents of the Company or any other agreement.

4.8                               Subsidiaries.

(a)                                 All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries that is registered or incorporated outside of the PRC are owned directly or indirectly by the Company, free and clear of all liens, and are duly authorized and validly issued, fully paid and non-assessable and there is no subscription, option, warrant, call right, agreement or commitment relating to the issuance, sale, delivery, voting, transfer or redemption by any such Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock of any such Subsidiaries (other than any such subscription, option, warrant, call right, agreement or commitment in favor of the Company or its Subsidiaries).

(b)                                 For each of the Company’s Subsidiaries that is registered or incorporated in the PRC (the “Onshore Companies”), each holder of record of its registered capital have contributed in full its subscribed share of the entity’s registered capital pursuant to the articles of association and, as applicable, relevant joint venture contracts, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable law, approved by and registered with all relevant Governmental Authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly. All previous transfers or assignments of registered capital have been approved by and registered with the relevant Governmental Authorities and all necessary corporate actions. Each Onshore Company successfully passed all of the applicable annual audits required by applicable law. Without limiting the generality of the foregoing, all approvals, registrations and filings required under PRC Law for the due and proper establishment and operation of each Onshore Company and for the conduct of the business of each such Onshore Company have been duly obtained by the Onshore Companies from the relevant PRC Governmental Authorities and are in full force and effect, except to the extent the failure to obtain or complete any such approval, registration or filing would not, individually or in the aggregate, have a Material Adverse Effect.  All required approvals of, and filings and registrations with, the relevant Onshore Companies required in respect of each Onshore Company and other Subsidiaries (to the extent applicable) and their respective operations, including but not limited, the National Development and Reform Commission of the PRC, the MOFCOM, the SAIC, the SAFE or their respective local branches, and the relevant tax bureau, customs authorities and product registration authorities, have been duly obtained or completed by the Company or the applicable Company Subsidiary in accordance with the relevant PRC Laws, except to the extent the failure to obtain or complete any such approvals, filings or registration would not, individually or in the aggregate, have a Material Adverse Effect.

4.9                               Disclosure.  All information and materials provided or made available to the Investor by or on behalf of any Warrantor in connection with the negotiation or execution of this Agreement and the other Transaction Documents are true and correct in all material aspects as of the date hereof and do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material aspect.

4.10                        Financial Statements.

(a)                                 The financial statements of the Group on a consolidated basis for each of the periods included or incorporated by reference in the SEC Filings, including the Company’s audited financial statements prepared in respect of the fiscal year ended December 31, 2014 filed with the SEC on Form 20-F on March 27, 2015 (the “Financial Statements”), (A) fairly present the financial condition and the results of operations of the Group as of the dates and for the periods indicated in such SEC Filings in accordance with GAAP, (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (C) have been prepared from and are consistent with the books and records of each of the Group Companies in all material aspects.

(b)                                 The Group does not have any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s audited consolidated balance sheet included in the Financial Statements for the fiscal year ended December 31, 2014, (ii) that were incurred in the ordinary course of business since December 31, 2014, or (iii) other undisclosed liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

4.11                        SEC Filings.

(a)                                 The Company has filed, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act (all of the foregoing filed during the thirty-six (36) months prior to the date hereof collectively, the “SEC Filings”). The Group is principally engaged in the business described in its most recent annual report, and such report contains a complete and accurate description of the business of the Group, taken as a whole and in all material aspects. At the time of the filing thereof, each of the SEC Filings complied as to form with the applicable requirements of the Securities Act and the Exchange Act in all material aspects and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Filings. The Company satisfies the registrant requirements for the use of a registration statement on Form F-3 to register the Registrable Securities for resale by any Holder under the Securities Act. There exist no facts or circumstances (including any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation and filing of the Registration Statement for the resale of the Registerable Securities by any Holder contemplated by this Agreement.

(b)                                 The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(f) of the Exchange Act) (A) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure and (B) reasonably effective to perform the functions for which they were designed, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board’s audit committee (and made summaries of such disclosures available to the Investor) (A) any deficiencies and weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to materially and adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

4.12                        Absence of Changes.  Since December 31, 2014, except as disclosed in the SEC Filings or otherwise explicitly permitted by this Agreement, there has not been:

(a)                                 any material adverse change in the consolidated assets, liabilities, financial condition or operating results of the Group from that reflected in the Company’s most recently filed Annual Report on Form 20-F;

(b)                                 any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the share capital of the Company, or any redemption or repurchase of any Equity Securities of the Company;

(c)                                  any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Group Companies;

(d)                                 any waiver, not in the ordinary course of business consistent with past practice, by any Group Company of a material right or of a material debt owed to it;

(e)                                  any satisfaction or discharge of any Encumbrance or payment of any Liabilities by any Group Company, except in the ordinary course of business consistent with past practice or in an amount individually or among related Liabilities below US$1,000,000 and except as disclosed in the Disclosure Schedule;

(f)                                   any change or amendment to the Constitutional Documents of any Group Company or material change to any material Contract or arrangement by which any Group Company is bound or to which any of their respective material assets or properties is subject, except the third amendment and restatement of the Company’s Incentive Plan adopted by the Board in November 2015;

(g)                                  any material transaction entered into by any Group Company other than in the ordinary course of business consistent with past practice;

(h)                                 the loss of the services of any key employee, or material change in the composition or duties of the executive officers of any Group Company; or

(i)                                     any other event or condition of any character that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.13                        Indebtedness.  None of the Group Companies is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect to the Closing, in default in the payment of any material Indebtedness.

4.14                        Litigation.  There is no material Action pending or, to the knowledge of the Company, threatened against or affecting any Group Company or any of their respective material properties. To the knowledge of the Company, none of the Group Companies, or any director or officer thereof in his or her capacity as such director or officer or otherwise in connection with his or her role or activities with such Group Company, is or has been the subject of any Action involving a claim of violation of, or liability under, applicable securities Laws, or a claim of breach of fiduciary duty.

4.15                        Taxes.

(a)                                 Each Group Company (A) has timely filed all material Tax Returns required to be filed by it; (B) has timely paid all Taxes required to be paid by it for which payment was due (whether or not shown on any Tax Returns) and; (C) has established an adequate accrual or reserve for the payment of all material Taxes payable in respect of the periods or portions thereof that are not yet due and payable.

(b)                                 No deficiencies for any Tax have been claimed, proposed, assessed or, to the knowledge of the Company, threatened against any Group Company in writing.

(c)                                  None of the Group Companies has received from any Governmental Authority (including any sales or use tax authority) any (A) written notice indicating an intent to open a tax audit, (B) written request for information related to material Tax matters, or (C) written notice of deficiency of any amount of Tax proposed, asserted, or assessed by any governmental authority against any Group Company. No Tax Return of any Group Company is under audit by any governmental authority. No claim has ever been made by a governmental authority in a jurisdiction where any Group Company does not file Tax Returns or pay any Taxes that any Group Company is or may be required to file any such Tax Returns or pay any Taxes in that jurisdiction that has not been resolved.

(d)                                 No Tax liens are currently in effect against any of the assets of any Group Company other than liens for Taxes not yet due and payable. There is not in effect any waiver by any Group Company of any statute of limitations with respect to any Taxes nor has any Group Company agreed to any extension of time for filing any material Tax Return that has not been filed.

(e)                                  Each of the Group Companies has complied with all applicable Law relating to the withholding of Taxes in all material aspects.

(f)                                   None of the Group Companies has any Liability for another person (other than a Group Company) as a result of being a member of a consolidated, combined, unitary or aggregate group of companies.

(g)                               Any material preferential Tax treatment enjoyed by any Group Company on or prior to the date of the Closing has been in compliance with all applicable Laws and will not be subject to any retroactive deduction or cancellation except as a result of retroactive effects of changes in the applicable Laws.

4.16                        Compliance with Laws; Orders and Permits. Each Group Company has been and is in compliance in all material respects with all Laws and Governmental Orders to which such Group Company is subject or by which such Group Company’s assets or properties are bound. Each Group Company owns, holds, possesses or lawfully uses in the operation of its business all Permits that are necessary for it to own or lease its properties and assets and conduct its business as currently conducted and as proposed to be conducted (the “Required Permits”), and all the Required Permits are in full force and effect and no cancellation or suspension of any Required Permit is pending or, to the knowledge of the Company, threatened, except to the extent the failure to own, hold, possess or use the Required Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, any record owner of any Equity Securities of the Company who is a PRC resident under the SAFE Circulars or is otherwise subject to the SAFE Registration Requirements, has fully complied with the SAFE Registration Requirements.

4.17                        Real Property.

(a)                                 Except the mortgages contemplated by the Onshore Mortgages, the Company or one of its Subsidiaries, as the case may be, holds record, good, valid, legal and marketable title to the Owned Real Property, free and clear of all material liens, and the land use rights relating to the Owned Real Property have been obtained from a competent Governmental Authority and all amounts (including, if applicable, land grant premiums) required under applicable Law in connection with securing such title or land use rights have been paid in full. Each Group Company has duly complied in all material respects with all the terms and conditions of, and all of its obligations under, the relevant land use rights contract or certificate or real property purchase contract in relation to any Owned Real Property owned by it. The Owned Real Property is and remains in conformity in all material respects with all applicable building codes and standards, construction and building, fire prevention, safety, planning or zoning Law.

(b)                                 Each of the Group Companies has valid leasehold interests in all of their respective Leased Real Property, free and clear of all material liens, and each lease agreement of such Leased Real Property (collectively, the “Lease Agreements”) is valid, binding and enforceable. None of the Group Companies is delinquent in respect of any rent, rates and other charges for which the tenant is responsible under the Lease Agreements and there exists no default or event of default (or event which with or without notice or lapse of time or both would become a default) on the part of any Group Company, as applicable. Each of the Group Companies has observed and performed all restrictions and covenants on the part of the tenant and the conditions contained in the Lease Agreements in all material respects. Each of the Group Companies enjoys peaceful and undisturbed possession of the Leased Real Property under all such Lease Agreements. There are no written or oral subleases, licenses or agreements granting to any other Person the right of use or occupancy of any Leased Real Property.

4.18                        Material Contracts.

(a)                                 For purposes of this Agreement, “Material Contracts” means each outstanding Contract to which any Group Company is a party or to which any Group Company or any of their properties or assets is subject, which (A) is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K under the Securities Act, (B) is a VIE Agreement, or (C) is expected to account for five percent (5%) or more of the Company’s revenues in any of the fiscal years ending December 31, 2015, 2016 or 2017.

(b)                                 All of the Material Contracts are valid, subsisting, in full force and effect and binding upon and enforceable against the applicable Group Company and, to the knowledge of the Company, the other parties thereto. Each Group Company has duly performed all its obligations in all material respects under each Material Contract to the extent that such obligations to perform have accrued. No breach or default, alleged breach or default, or event which would (with or without notice, lapse of time or both) constitute a default under any of the Material Contracts by any Group Company or, to the knowledge of the Company, any other party or obligor with respect thereto, has occurred, or as a result of any Transaction Document, or the performance hereof or thereof, will occur. No Group Company has received or given any notice regarding any such breach or default.

4.19                        Intellectual Property.

(a)                                 Each Group Company owns or otherwise has sufficient rights (including but not limited to the applicable rights of development, maintenance, licensing and/or transfer) to all material Intellectual Property necessary and sufficient to conduct its business substantially as currently conducted by such Group Company (“Company IP”). All Company Registered IP is owned by and registered or applied for solely in the name of a Group Company, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied in all material aspects. No Group Company, or any of its employees, officers or directors, has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting. Other than created in the ordinary course of business consistent with past practice, the Company Owned IP is free and clear of any Encumbrance, license or other Contract granting rights therein to any other Person. No Company Owned IP is subject to any proceeding or outstanding Governmental Order in the PRC or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company or (b) may affect the validity, use or enforceability of such Company Owned IP. Other than in the ordinary course of business consistent with past practice, no Group Company has (a) transferred or assigned any Company IP to any Person; (b) authorized any Person the joint ownership with respect to any Company IP; or (c) permitted the rights of any Group Company in any Company IP to lapse or enter the public domain.

(b)                                 No Group Company has violated, infringed or misappropriated in any material respect any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. To the knowledge of the Company, no Person has violated, infringed or misappropriated any Company IP of any Group Company in any material aspect, and no Group Company has given any written notice to any other Person alleging any of the foregoing.

(c)                                  Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard Company IP and made all applicable filings, registrations and payments of fees in connection with the foregoing.

4.20                        Ranking of the Notes.  The Notes, when issued by the Company, will constitute senior indebtedness of the Company and will rank at least pari passu with all other existing and future secured Indebtedness of the Company (subject to any priority rights of such Indebtedness pursuant to applicable Laws) and senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Notes.

4.21                        Investment Company Act.  The Company is not registered, and after giving effect to the sale of the Notes and Warrants and application of the proceeds thereof as described in Section 2 will not be required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940.

4.22                        Anti-Corruption Compliance.  None of the Group Companies, their respective directors, officers, and, to the knowledge of the Company, agents, employees or other Persons that act for or on behalf of any Group Company, authorized or made, either directly or indirectly through any third party, any gift, offer, promise, or payment of anything of value: (a) to any Governmental Official (as defined below) with the intent or purpose of (i) influencing any act or decision of such Governmental Official in his or her official capacity, (ii) inducing such Governmental Official to do or omit to do any act in violation of the lawful duty of such Governmental Official, (iii) securing any improper advantage for any Group Company, or (iv) inducing such Governmental Official to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist any Group Company or in obtaining or retaining business for or with, or directing business to, any person, except to the extent that such conduct was expressly permitted by applicable Law; or (b) to any Person in violation of any Law against commercial or official bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”). As used in this subsection, “Governmental Official” means (a) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (b) any employee or official of a political party, (c) any candidate for political office or his or her employee, or (d) any employee or official of an international organization. Each Group Company has implemented policies and procedures to prevent and detect violations of the FCPA and any other Law against commercial or official bribery or corruption.

4.23                        Listing and Maintenance Requirements.  The ADSs, each representing one Ordinary Share, are registered as a class of security pursuant to Section 12(b) or 12(g) of the Exchange Act and listed on NASDAQ. The Company has taken no action which is designed to, or which is reasonably likely to, have the effect of terminating the registration of such ADSs under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company relating to the continued listing of the ADSs on NASDAQ, and the Company has not received any notice of, nor to the Company’s knowledge is there any basis for, the delisting of the ADSs from NASDAQ.

4.24                        Offering; Exemption.  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Notes or the Warrants by the Company to the Investor as contemplated hereby or for any conversion of the Notes or exercise of the Warrants.

4.25                        No Integrated Offering.  Neither the Company, nor any Affiliate of the Company, nor any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Notes or Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would require registration of such offer and sale under the Securities Act, or would cause any applicable state securities Law exemptions or any applicable stockholder approval provisions exemptions, including under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Notes or the Warrants to be integrated with other offerings.

4.26                        No Adjustment to Other Securities.  The issuance and sale of the Notes and the Warrants hereunder will not obligate the Company to issue ADSs, Ordinary Shares or other securities to any Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

4.27                        Related Party Transactions.  In the past two financial years preceding the date of this Agreement, except as disclosed in the SEC filings, none of the Affiliates, officers or directors of any Group Company is presently a party to any transaction with any Group Company (other than as holders of share options and for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate, officer or director. Except as disclosed in the SEC Filings, none of the Affiliates, officers or directors of the Company directly or indirectly competes with, or has any interest in any Person that, directly or indirectly, competes with, any Group Company.

5.                                      Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date of this Agreement that:

5.1                               Organization.  The Investor is a company duly incorporated and organized (as applicable) and validly existing in good standing (as applicable) under the laws of its place of incorporation and in accordance with its Constitutional Documents (as the case may be) and is in material compliance with all material registrations and approval requirements of its place of incorporation.

5.2                               Authorization; Enforceability.  The Investor has full right, power, authority and capacity to enter into each of the Transaction Documents to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action on the part of the Investor, and each of the Transaction Documents has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery of each of the Transaction Documents by the Company, will constitute valid and binding obligation of the Investor, enforceable against it in accordance with its terms.

5.3                               Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or any other competent corporate authority required in connection with the execution, delivery and performance by the Investor of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been obtained.

5.4                               Purchaser Status.

(a)                                 The Investor is (i) not a “U.S. person” and is located outside the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act; (ii) aware that the sale of the Notes, the Warrants and the issuance of Ordinary Shares and the ADSs upon any conversion of the Notes or exercise of the Warrants (collectively, the “Securities”) is being made in reliance on Rule 903 promulgated under the Securities Act  and (iii) acquiring the Securities for its own account and not with a view to, or the intention of, or for sale in connection with, any distribution thereof in violation of applicable securities Laws.

(b)                                 The Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by Section 8.16 and the registration rights of the Investor provided for in this Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 904 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company or one of its Subsidiaries, in each of cases (i) through (v) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c)                                  The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; OR (II) UNLESS THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(d)                                 The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

6.                                      Conditions to the Investor’s Obligations at Closing. The obligation of the Investor to purchase the Notes and Warrants at the Closing is subject to the fulfillment or waiver on or before the Closing of each of the following conditions.

6.1                               Representations and Warranties.  Each of the representations and warranties of the Warrantors in this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” set forth therein) as of the Closing except for such representations and warranties made as of a specific date, which shall be true and correct as of such date.

6.2                               Performance.  Each Warrantor shall have performed all of its obligations under each Transaction Document required to be complied with or performed by them at or prior to the Closing.

6.3                               Corporate Approval. Each of the Group Companies shall have duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of this Agreement and other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and have provided:

(a)                                 a copy of all resolutions and documentation evidencing the Board’s authorization of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the other Transaction Documents, certified by a duly authorized director of the Board or the Secretary of the Company to be true, complete and correct copies thereof; and

(b)                                 a copy of all resolutions and documentation evidencing the authorization of each of the boards of directors of each of the Company’s Subsidiaries that are parties to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, as applicable, and the execution, delivery and performance of this Agreement and the other Transaction Documents, as applicable, certified by a duly authorized director of such party to be true, complete and correct copies thereof.

6.4                               No Material Adverse Effect.  Since the date of this Agreement, no Material Adverse Effect shall have occurred.

6.5                               Qualification under Securities Laws.  All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable securities Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

6.6                               NASDAQ Requirements.  The Company shall have submitted to the NASDAQ any application or notification required in connection with the issuance and sale of the Notes and Warrants hereunder and the Ordinary Shares and the ADSs issuable upon conversion of the Notes or exercise of the Warrants and complied with all NASDAQ listing requirements applicable to the transactions contemplated by each of the Transaction Documents, if any.

6.7                               Transaction Documents.  The Investor shall have received each Transaction Document duly executed and delivered by the parties thereto (other than the Investor) and all the conditions precedent under the other Transaction Documents shall have been satisfied or waived.

6.8                               Equity Pledge Agreements.

(a)                                 The Investor shall have received each document required to be executed and delivered under each of the Equity Pledge Agreements.

(b)                                 The Equity Pledge Agreements shall have been duly executed by the parties thereunder and all the application documents for the purposes of obtaining the relevant MOFCOM approval on the equity pledge contemplated under the Equity Pledge Agreements shall have been submitted to the relevant MOFCOM.

6.9                               Onshore Loan.  The Loan Agreement and the Onshore Mortgages shall have been duly executed on terms satisfactory to the Investor and delivered by the parties thereto (other than the Investor) and the Investor or Shanghai Shengye shall have received each document required to be executed and delivered under each of the Onshore Mortgages.

6.10                        Orders.  There shall be no Governmental Authority that has

(a)                                 instituted or to the knowledge of the Company, threatened any action or investigation to restrain, prohibit or otherwise challenge any transaction contemplated by the Transaction Documents;

(b)                                 to the knowledge of the Company, threatened to take any action as a result of or in anticipation of transactions contemplated by the Transaction Documents; or

(c)                                  proposed, enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which would prohibit, restrict or delay the (A) the transactions contemplated by the Transaction Agreements, (B) the operation of any or all of the Group Companies after the date hereof, including to compel the Company or any of its Subsidiaries to dispose of all or a material portion of the business or assets of the Company or any of its Subsidiaries as a result of the consummation of such transactions.

6.11                        Trading.  Trading in the ADSs shall not be the subject of a current suspension order or trading halt by either the SEC or by NASDAQ, shall not be the subject of a current suspension or trading halt or then be subject to material limitations.

6.12                        SEC Filings. The Company shall have been filed, on a timely basis, all the SEC Filings during the thirty six (36) months preceding the Closing Date. There shall have been no outstanding or unresolved comments received from SEC with respect to any of the SEC Filings as of the Closing Date.

6.13                        Opinion of Counsel for the Company as to PRC Law.  The Investor shall have received the opinion of Zhong Lun Law Firm, counsel for the Company as to PRC Law, dated as of the Closing Date.

6.14                        License Agreement.  The License Agreement shall have been entered into and it shall have become and remain effective.  No amendment shall have been made to the License Agreement without the Investor’s prior written consent.

6.15                        Other Deliveries.  The Investor shall have received such other documents and deliveries set forth in Section 3.2.

7.                                      Conditions to the Company’s Obligations at Closing. The obligations of the Company to issue,

sell and deliver to the Investor the Notes and Warrants are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

7.1                               Representations and Warranties.  Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” set forth therein) as of the Closing except for such representations and warranties made as of a specific date, which shall be true and correct as of such date.

7.2                               Performance.  The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

7.3                               Corporate Authority. The Investor shall have duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of this Agreement and the other Transaction Documents to which it is as a party, and the transactions contemplated hereby and thereby.

8.                                      Covenants. The Company and the Security Providers jointly and severally covenant and agree, and the Investor covenants and agrees, for the benefit of the other Parties to this Agreement and their respective assigns, as follows:

8.1                               Best Efforts; Notices and Consents.  Subject to the terms and conditions of this Agreement, from the date of this Agreement to the Closing, the Warrantors shall use their best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Section 6 to be satisfied as soon as reasonably practicable and in any case no later than the Long Stop Date. Provided that the Company has satisfied all the conditions specified in Section 6 and subject to all other terms and conditions of this Agreement, the Investor shall perform its obligations to consummate the transactions contemplated under this Agreement.

8.2                               Access to Information.

(a)                                 Prior to the Closing Date, the Company shall, and shall cause its Subsidiaries to, upon the Company’s receipt of reasonable prior notice, provide to the Investor financial or other information (including non-public information) regarding the business and operation of any Group Company, including any information or statements as may be reasonably necessary for the Investor (or any of its direct or indirect owners) to file any Tax Return or other filings required by law.  Prior to the Closing Date, at such times as may be agreed in advance with the Company, representatives of the Investor may, during normal office hours, (a) visit and inspect any of the sites and premises where the business of any Group Company is conducted and (b) have reasonable access to those officers, employees, agents, accountants, auditors, contractors and subcontractors of any Group Company who have or may have knowledge of matters with respect to which the Investor reasonably seeks information. The Investor hereby acknowledges its obligations of confidentiality under Section 8.6 hereof.

(b)                                 Upon the Investor’s reasonable request, the Company shall reasonably cooperate with the Investor, and provide the Investor with all information reasonably available to any Group Company, to permit the Investor to (i) accurately prepare its tax returns and comply with any reporting requirements as a result of such determination; (ii) determine whether any Group Company is or has been a PFIC for United States federal income tax purposes and to determine the consequences to the Investor of such status; and (iii) make or cause to be made and maintain any and all United States federal income tax elections that may be advisable in the Investor’s reasonable discretion, to the extent related to the investment in the Company pursuant to this Agreement, including without limitation a “qualified electing fund” election under Section 1295 of the Code.

8.3                               Reservation of Ordinary Shares; Issuance of Ordinary Shares; Blue Sky.

(a)                                 For as long as any Notes or Warrants remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights of other Persons, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury by the Company, for the purpose of effecting the conversion of the Notes, the full number of Ordinary Shares upon the conversion of all Notes (after giving effect to all anti-dilution adjustments) then outstanding and shall ensure that it maintains the effectiveness of its registration statement on Form F-6 for registration of ADSs in an amount sufficient to represent such Ordinary Shares and to allow the Investor to sell such Ordinary Shares represented by the ADSs. All Ordinary Shares issued upon conversion of the Notes or exercise of the Warrants shall represent newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(b)                                 The Company shall, on or before the Closing, take such action as necessary in order to obtain an exemption for or to qualify the issuance of the Ordinary Shares and the ADSs under applicable foreign or U.S. securities or “blue sky” Laws (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the ADSs required, if any, under such Laws following the Closing.

8.4                               Transfer Taxes.  The Company shall pay any and all documentary, stamp or similar issue or transfer tax due on (x) the issue of the Notes at Closing, (y) the issue of the Warrants at Closing and (z) the issue of the ADSs upon conversion of the Notes or exercise of the Warrants. However, in the case of conversion of the Notes, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of the ADSs in a name other than that of the holder of the Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

8.5                               Public Disclosure.  Subject to Section 8.8, on or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act the “6-K Filing”), provided that the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release.

8.6                               Confidentiality.  Each Party will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party furnished to it by such other Party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such Party on a non-confidential basis, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources on a non-confidential basis by the Party to which it was furnished), and no Party shall release or disclose such Information to any other person, except its Affiliates, officers, directors, employees, partners, members, auditors, attorneys, financial advisors, any participant who has entered into an participation agreement with the Investor in connection with the transactions contemplated under the Transaction Documents, other consultants and advisors. Without limiting the generality of the foregoing, the following shall not constitute a breach of the confidentiality obligation under this Section 8.6 by the Company: (i) the issue of the 6-K Filing pursuant to Section 8.5 and (ii) the filing of, and the disclosure of the material terms of, this Agreement in the reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act, provided that the Investor shall be consulted by the Company in connection with any such public disclosure prior to its release.

8.7                               Financial Information; Listing.  The Company shall, at any or all times when any of the Notes, Warrants or Ordinary Shares or ADSs issuable upon conversion of the Notes or exercise of the Warrants remain outstanding, (a) timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, including Rule 12b-25, all financial information and other reports required to be filed with the SEC, and any other information required to be filed with the SEC under the Exchange Act and the rules and listing requirements of NASDAQ, (b) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination, (c) deliver to the Investor (x) copies of all such filings with the SEC within two (2) Business Days after the filing thereof with the SEC and (y) facsimile copies and overnight courier of all press releases issued by the Company on the same day as the release thereof, in each case, unless the foregoing are filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system of the SEC (“EDGAR”) or are posted on the Company’s website are immediately available to the public through EDGAR or the Company’s website, and (d) maintain the ADSs’ authorization for listing on NASDAQ and shall not, and shall cause its Subsidiaries not to, take any action which would be reasonably expected to result in the delisting or suspension from trading of the ADSs on NASDAQ.

8.8                               Corporate Existence, Assets, Insurance.  The Company shall, and shall cause each of its Subsidiaries to, (a) maintain its corporate existence, excluding creations of and mergers among Subsidiaries of the Company or the termination of existence of a Subsidiary which would not reasonably be expected to be material to the Company or any of its Subsidiaries, (b) maintain its material assets in good working order and condition, ordinary wear and tear excepted; and (c) maintain with financially sound and reputable insurance companies, insurance on all of its insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business in the markets where the Company conducts its business.

8.9                               Onshore Loan Repayment. Each of WFOE 1, WFOE 2 and the Operating Company shall not (a) repay or attempt to repay any or all portion of the loan contemplated by the Loan Agreement until such time as requested by Shanghai Shengye; or (b) take any step to cause any or all portion of the mortgages contemplated by the Onshore Mortgages to be released until such time as requested by the Shanghai Shengye or in accordance with Section 9; or (c) file any claims or suits with respect to the Loan Agreement or the Onshore Mortgages unless in the case of this Section 8.9(c) only there is any claim or suit filed by the Investor in connection with this Agreement.  Notwithstanding the foregoing, Section 8.9(c) shall not apply to WFOE 1, WFOE 2 or the Operating Company if the Investor fails to cause the release of the Mortgaged Properties as and when required under Section 9.

8.10                        Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of any governmental authorities, including the requirements of the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective.

8.11                        Anti-Corruption Compliance.

(a)                                 The Company shall not, and shall cause each of its Subsidiaries not to take any action or omit to take any action that would or would reasonably be expected to lead to, or otherwise cause or allow to occur, any event or occurrence that, if such event or occurrence occurred prior to or at the Closing, would constitute a breach of, or require disclosure against, the representations contained in Section 4.22.

(b)                                 The Company shall, and shall cause each of its Subsidiaries to maintain its books and records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of its assets in all material aspects.

8.12                        Notice of Developments.  The Company shall promptly notify the Investor of the occurrence of any transaction or event or series of transactions or events if prior to the Closing as a consequence to which (A) any representation or warranty made by any Warrantor in this Agreement was, when made, or has subsequently become, untrue or inaccurate in any material respect, or (B) any Warrantor shall fail to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Warrantors pursuant to this Agreement or (C) the consummation of the transactions contemplated by this Agreement or the other Transaction Documents will be, or would reasonably be expected to be, prevented or materially delayed.

8.13                        Listing on Other Trading Markets.  If the Company applies to have its Ordinary Shares or ADSs traded on any trading market other than NASDAQ, the Company shall include in such application all of the Ordinary Shares and the ADSs issuable upon conversion of the Notes or exercise of the Warrants, and will take such other action as is necessary to cause all of such Ordinary Shares and the ADSs to be listed or quoted on such other trading market as promptly as possible. The Company shall then take all action reasonably necessary to continue the listing and trading of such Ordinary Shares and the ADSs on such trading market and will comply in all material respects with the Company’s reporting, filing and other obligations in connection therewith.

8.14                        ADSs. To the extent applicable, the Company shall bear any fees and expenses in connection with (i) the issuance of ADSs representing Ordinary Shares acquired pursuant to a conversion of Notes or exercise of Warrants, including fees and expenses related to the issuance of new share certificates or ADSs, the updating of the Company’s register of members for any deposit of any Ordinary Shares with the Depositary or its designated custodian, the issuance of any legal opinions by counsel to the Company (if required) and ADS issuance fees and other charges of the Depositary and its custodian; and (ii) the process set forth in the Notes and the Warrants for removing any restrictive legends on any ADSs acquired pursuant to a conversion of Notes or exercise of Warrants, including the ADS issuance fees and other charges of the Depositary and its custodian in connection therewith.

8.15                        Use of Proceeds.  The Remaining Purchase Price shall be used by the Company as the working capital of the Group.

8.16                        Registration.

(a)                                 The Company shall, as soon as practicable, but in no event later than March 31, 2016 (the “Filing Deadline”), prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  Such

Registration Statement shall be on Form F-3 (or, if Form F-3 is not then available to the Company, on such form of Registration Statement as is then available to effect a registration for resale of the Registrable Securities).  The Company shall use its best efforts (i) to cause such Registration Statement to be declared effective by the SEC under the Securities Act (unless it becomes effective automatically upon filing) as promptly as possible after the filing thereof, and shall respond to any comments received from the SEC within ten (10) Business Days, and (ii) to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date on which all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 (the “Effective Period”).  Such Registration Statement shall not include any Ordinary Shares or other securities for the account of any other holder without the prior written consent of Investor. Notwithstanding the registration obligations set forth in this Section 8.16, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each Holder and use its best efforts to file amendments to the Registration Statement as required by the SEC and/or (ii) withdraw the Registration Statement and file a new Registration Statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the SEC’s staff (“Commission Guidance”).  In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its best efforts to file with the SEC, as promptly as allowed by the SEC or Commission Guidance, one or more Registration Statements on Form F-3 or such other forms available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement (the “Additional Registration Statements”).  For purposes of this Agreement, the filing deadline of a New Registration Statement and an Additional Registration Statement shall be the tenth (10th) day after the date that the Company is allowed to file such New Registration Statement or Additional Registration Statement, as applicable, by the SEC or Commission Guidance.

(b)                                 Subject to the requirements of Section 8.16(a) regarding the Filing Deadline, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as possible:

(i)                                     prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause a Registration Statement that registers such Registrable Securities to become effective, and keep such Registration Statement effective until all of the Registrable Securities have been disposed of;

(ii)                                  prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective for the Effective Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement;

(iii)                               furnish to each Holder a Prospectus (which requirement may be fulfilled by the public filing of such Prospectus on EDGAR, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration;

(iv)                              notify each Holder and its counsel in writing (i) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such Registration Statement or Prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes, and (iv) of the existence of any fact or the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405;

(v)                                 use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(vi)                              use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities Laws of such jurisdictions as shall be reasonably requested by the Investor;

(vii)                           immediately notify each Holder, at any time prior to the end of the Effective Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to each Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii)                        use its best efforts to list such Registrable Securities on each securities exchange on which the Ordinary Shares (including American depositary shares representing the Ordinary Shares) are then listed; and

(ix)                              cooperate with each Holder and the Depositary to facilitate the timely delivery of ADSs (in book entry or certificated form) to be delivered to a transferee pursuant to a Registration Statement, which ADSs shall be free of all restrictive legends. In connection therewith, if required by the Company’s agent which maintains the register of members of Ordinary Shares or the Depositary, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of legal counsel as to the effectiveness of the Registration Statement to be delivered to such agent or the Depositary, together with any other authorizations, certificates and directions requested by such agent or the Depositary, which authorize and direct such agent or the Depositary to issue such Registrable Securities without legend upon sale by the Investor under the Registration Statement.

(c)                                  The Company understands that each Holder disclaims being an underwriter, but in the event any Holder is deemed an underwriter, the Company shall not be relieved of any obligations it has hereunder.

8.17                        Review by Counsel.  In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, each Holder and its counsel shall be permitted to review such Registration Statement and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto a reasonable period of time (but not less than ten (10) Business Days) prior to their filing with the SEC.

8.18                        Indemnification relating to Securities Violations.

(a) By the Company.  The Company shall indemnify and hold harmless any Holder, its officers, directors, employees, members, partners, and advisors and its respective Affiliates, each broker or any other Person acting on behalf of such Holder and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act against all losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state securities Law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement including any Prospectus contained therein or any amendments or supplements thereto; (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities Law in connection with such registration statement; and the Company will reimburse such Holder and each such officer, director, employee, member, partner, and advisor and their respective Affiliates, each broker or any other Person acting on behalf of such Holder or controlling Person for any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Section 8.18(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such foregoing Person.

(b) By the Holder.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages or liabilities (joint or several) to which the Company or any such foregoing Person may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such foregoing Person in connection with defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Section 8.18(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the such Holder (which consent shall not be unreasonably withheld); provided, further, the total amounts payable in indemnity by such Holder under this Section

8.18(b) and Section 8.18(d) in respect of any Violation shall not exceed the net proceeds actually received by the Investor upon the sale of the Registrable Securities out of which such Violation arises.

(c) Notice.  Promptly after receipt by an indemnified party under this Section 8.18 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.18, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.18.

(d) Contribution.  If the indemnification provided for in this Section 8.18 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of Law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, in no event shall any contribution by the Investor hereunder, when combined with any amounts paid or payable by the Investor pursuant to Section 8.18(b) hereof, exceed the net proceeds actually received by the Investor upon the sale of the Registrable Securities out of which such Violation arises.

(e) Survival.  The obligations of the Company and the Holders under this Section 8.18 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

8.19 Rule 144 Reporting.  The Company shall, in order to enable any Holder to sell the Registrable Securities under Rule 144 of the Securities Act and for so long as any Holder owns any Registrable Securities, use its best efforts to (i) comply with the requirements of Rule 144, including without limitation, the requirements of Rule 144(c)(1) with respect to public information about the Company and to its timely filing of all reports required to be filed under the Exchange Act and (ii) furnish to any Holder upon request (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act and (B) a copy of the most recent public periodic report of the Company and such other reports and documents of the Company as any Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing any Holder to sell any such securities without registration.

8.20                        Further Assurances.  Each of the Parties shall cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement.

8.21                        Fees and Expenses.

(a)                                 Upon the Closing, the Company shall be liable to pay or reimburse the Investor for all costs and expenses incurred by the Investor or its designee in relation to the transactions contemplated in this Agreement and the other Transaction Documents, including, without limitation, the financial advisory fee and all costs and expenses for the purposes of conducting legal, financial, commercial and technical due diligence and preparing, negotiating, executing and delivering the Transaction Documents (including any amendments thereof) and related professional work (including but not limited to fees and expenses of the Investor’s counsels and advisers and other out-of-pocket costs and administration expenses) (such expenses and costs, the “Reimbursable Expenses”); provided that such Reimbursable Expenses shall not exceed US$200,000.

(b)                                 In the event that the Closing has not occurred as provided under this Agreement and the Investor elects to terminate this Agreement due to the failure of the fulfillment of any of the conditions set forth in Section 6 for reasons attributable to any Warrantor, the Company shall be liable to pay or reimburse the Investor for the Reimbursable Expenses reasonably incurred which shall not exceed US$400,000, provided that the Investor provides written evidence to the Company.

8.22                        Equity Pledge.  The Warrantors shall procure that the relevant MOFCOM approval on the equity pledge contemplated under the Equity Pledge Agreements shall have been obtained within forty (40) Business Days after the Closing Date.  The Warrantors shall procure that the filing and registration with the relevant administration of industry and commerce with regard to the equity pledge contemplated under the Equity Pledge Agreements shall have been completed within fifty (50) Business Days after the Closing Date.

9.                                      LTV Adjustment, Release of Security and Change of Pledgee or Mortgagee

9.1                               Valuation Process. If as of any Potential Adjustment Date the Outstanding Principal is less than or equal to the Applicable Threshold, then within 30-day period after such Potential Adjustment Date, the Company may, by giving a written notice to the Investor, invoke the valuation process of the Mortgaged Properties (the “Valuation Process Notice”). Within ten (10) Business Days after the Investor receives the notice from the Company invoking the valuation process, each of the Investor and the Company shall respectively appoint a valuation firm to assess the value of the Mortgaged Properties. These two appointed valuation firms shall conduct the valuation and produce a valuation report within thirty (30) Business Days after the Investor receives the Valuation Process Notice. The Company and the Investor shall each deliver to the other party its own valuation report. The final valuation of the Mortgaged Properties shall be the mid-point of the two valuations set forth in these reports (the “Final Valuation”). If either the Company or the Investor fails to appoint a valuation firm that accepts its appointment in the relevant ten (10) Business Days’ period, the appointed valuation firm fails to produce a valuation report within the relevant thirty (30) Business Days’ period or such report fails to set forth a valuation of the Mortgaged Properties, the valuation set forth in the valuation report produced by the valuation firm appointed by the other party shall be the Final Valuation.

9.2                               Mortgage Release. Within five (5) Business Days after the Final Valuation is available, the Company may, by giving a written notice to the Investor, request the Investor to cause the mortgage in respect to a portion of the Mortgaged Properties to be released, such that the valuation of the remaining mortgaged portion of the Mortgaged Properties (the “Remaining Mortgaged Properties”) is at least twice of the Outstanding Principal based on the Final Valuation;

9.3                               Redemption. Within five (5) Business Days after the receipt of the written notice as set forth in Section 9.2, the Investor may require the Company to redeem all or any portion of the then outstanding Notes in accordance with the relevant Conditions of the Notes.

9.4                               Partial Release. If the Investor does not choose to redeem all of the then outstanding Notes as provided under Section 9.3 above, by (i) the date which is fifteen (15) Business Days after the Investor’s receipt of the written notice as set forth in Section 9.2 if the Investor does not choose to redeem the Notes in accordance with Section 9.3 above; or (ii) if the Investor chooses to redeem the Notes in accordance with Section 9.3 above, the later of (A) the date which is fifteen (15) Business Days after the Investor’s receipt of the written notice as set forth in Section 9.2 and (B) the date when the Company completes the partial redemption of the Notes as requested by the Investor in accordance with Section 9.3, the Investor shall cause the mortgage in respect of a portion of the Mortgaged Properties to be released, such that the valuation of the Remaining Mortgaged Properties based on the Final Valuation shall be at least twice of the Outstanding Principal as of the date of and immediately subsequent to the partial release of the Mortgaged Properties; provided that such release shall be subject to that (i) all the required approvals, including the approval to split the land use rights certificate, to effect such release shall be obtained and (ii) the mortgage with respect to the Remaining Mortgage Properties shall continue to be effective.

9.5                               Release of Security. If the Maturity Date (as defined in the Conditions of the Notes) of any Notes are extended to the Extended Maturity Date (as defined in the Conditions of the Notes) in accordance with the Conditions of the Notes and the Outstanding Principal amount is less than US$10,000,000 on the Maturity Date, the Investor shall cooperate with the Security Providers to release the Security Providers from their respective obligations under the Security Documents within 30 Business Days after the Maturity Date.

9.6                               Change of Pledgee or Mortgagee.  The change of the pledgee under the Equity Pledge Agreements or the mortgagee under the Onshore Mortgages shall be subject to the prior consent of the Company, which shall not be unreasonably withheld, delayed or conditioned.  Notwithstanding the foregoing, as long as the beneficiary of the Onshore Mortgages is Shanghai Shengye, the change of the mortgagee shall not be subject to the prior consent of the Company.

10.                               Indemnification.

10.1                        Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of any representation or warranty made by or on behalf of the Parties, all representations and warranties contained in this Agreement, the other Transaction Documents or any certificate delivered in connection herewith and therewith shall be deemed to be material and to have been relied upon by the Parties. The representations and warranties set forth under

Section 4 and any covenants and agreements of any Warrantor contained in or made pursuant to this Agreement shall survive after the Closing, if any, until such date when no Notes or Warrants are outstanding and all obligations of the Warrantors under the Transaction Documents have been fully performed and discharged, or until they are terminated as a matter of applicable Law.

10.2                        Indemnification. Each of the Warrantors (collectively, the “Indemnifying Party”) shall jointly and severally indemnify, defend and hold harmless the Investor and its directors, officers, employees, Affiliates, agents, assigns and transferees (each an “Indemnified Party”) from and against any Liabilities, judgments, fines and expenses of any kind or nature whatsoever, including any investigative, legal and other expenses and any amounts paid in settlement suffered or incurred by any Indemnified Party (collectively, “Losses”) resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of the Indemnifying Party contained in this Agreement, any other Transaction Document or any certificate delivered by or on behalf of the Company in connection herewith or therewith, or (b) any breach of any covenant or agreement of the Company contained in this Agreement, any other Transaction Document or any certificate delivered by and on behalf of the Company in connection herewith or therewith (each, a “Breach”), provided that the Company’s maximum liability under this Section 10 shall not exceed an amount equal to US$45 million.

10.3                        Materiality Determination.

(a)                                 Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, for purposes of the indemnification provisions in Section 10.2, any determination of whether any breach of a representation or warranty has occurred under this Agreement shall be made in strict accordance with the terms of the relevant representation or warranty, taking into account any and all “materiality” or “Material Adverse Effect” qualifiers or words of similar import contained therein.

(b)                                 Once a breach is determined to have occurred in accordance to Section 10.3(a), for the purpose of determining the amount of Losses resulting from such breach, any “materiality” or “Material Adverse Effect” qualifiers or words of similar import contained in such representation or warranty shall in each case be disregarded and not be given effect (as if such standard or qualification were deleted from such representation or warranty).

10.4                        Indemnified Party. Subject to this Section 10, the amount of any payment to any such Indemnified Party shall be sufficient to make such Indemnified Party whole for any diminution in value of the Securities held by it directly resulting from such breach. Any indemnity referred to in this Section 10 for a Breach shall be such as to place the Indemnified Party in the same position as it would have been in had there not been any Breach under which the Indemnified Party is to be indemnified.

10.5                        Notice of Claims; Procedures. If any Indemnified Party makes any claim against the Indemnifying Party for indemnification under this Section 10, the claim shall be in writing and shall state in general terms the facts upon which such Indemnified Party makes the claim and shall pay the amount payable under the claim in accordance with Section 10.7. If the Indemnifying Party does not notify the Indemnified Party in writing within twenty (20) Business Days from receipt of such claim that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within twenty (20) Business Days after receipt from the Indemnified Party of such claim or demand, indicating whether the Indemnifying Party intends to assume the defense of the claim or demand. If the Indemnifying Party assumes the defense, the Indemnifying Party may not agree to any compromise or settlement to which the Indemnified Party has not consented in writing. If the Indemnifying Party elects not to assume the defense or fails to make such an election within the twenty (20) Business Day period, or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may assume the defense thereof at the expense of the Indemnifying Party, and a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party.

10.6                        Investigation.  The representations, warranties, covenants and agreement of the Indemnifying Parties, and any Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of any Indemnified Party or by reason of the fact that the Indemnified Party knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of any Indemnified Party’s waiver of any condition set forth in Section 6.

10.7                        Payment.  Upon the earlier to occur of (i) the agreement of the Indemnifying Party to pay the amount claimed by an Indemnified Party in a claim notice, or (ii) a final determination of an arbitration tribunal of competent jurisdiction as provided for in Section 12.2 that any amount is payable by an Indemnifying Party hereunder, such Indemnifying Party shall pay the Indemnified Party as soon as commercially practicable but in no event more than five (5) Business Days thereafter.

11.                               Termination

11.1                        Effective Date. This Agreement shall become effective upon execution and shall continue in force until terminated in accordance with Section 11.2.

11.2                        Termination.  This Agreement may be terminated and the transactions contemplated may be abandoned at any time, but no later than the Closing Date:

(a)                                 by mutual written consent of the Parties;

(b)                                 by the Investor or any of the Warrantors if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the transactions contemplated hereby due to reasons other than a fault of such Party;

(c)                                  by the Investor if any of the Warrantors shall have breached, in any material respect, any of its representations, warranties, covenants or other obligations under this Agreement or any other Transaction Document and such breach shall be incapable of cure or has not been cured within fourteen (14) days following the giving of written notice of such breach to the breaching Party;

(d)                                 by the Warrantors if the Investor shall have breached, in any material respect, any of its representations, warranties, covenants or other obligations under this Agreement or any other Transaction Document and such breach shall be incapable of cure or has not been cured within fourteen (14) days following the giving of written notice of such breach to the breaching Party; or

(e)                                          by the Investor if the closing conditions set forth in Section 6 are not fulfilled or waived by the Investor on or before the Long Stop Date, in which case the Investor may, at its option, without prejudice to its rights hereunder and under applicable Laws:

(i)                                     defer the Closing to a later date;

(ii)                                  proceed to the Closing in respect of purchase of the Notes and Warrants so far as practicable but subject to such conditions as the Investor may determine at its sole discretion; or

(iii)                               terminate this Agreement in accordance with this Section 11.2.

11.3                        Survival.  If this Agreement is terminated in accordance with Section 11.2, it shall become void and of no further force and effect, except for the provisions of Section 8.5 (Public Disclosure), Section 8.6 (Confidentiality), Section 8.21 (Fees and Expenses), Section 10 (Indemnification), this Section 11.3, Section 12.1 (Governing Law) and Section 12.2 (Arbitration); provided, however, that such termination, unless otherwise agreed to by the Investor, on the one hand, or the Company, on the other hand, shall be without prejudice to the rights or obligations of any Party in respect of a breach of this Agreement prior to such termination.

12.                               Miscellaneous

12.1                        Governing Law.  This Agreement shall be governed in all respects by the Laws of the State of New York without regard to any choice of Laws or conflict of Laws provisions that would require the application of the Laws of any other jurisdiction.

12.2                        Arbitration.

(a)                                 Any dispute, controversy, difference, proceedings or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Hong Kong International Arbitration Centre Administered Arbitration rules in force when the notice of arbitration is submitted.

(b)                                 The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

(c)                                  The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of New York and shall not apply any other substantive Law.

(d)                                 Each of the Parties shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request.

(e)                                  The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                   The Parties waive any objection, on the basis of any decision to join an additional party to the arbitration, to the validity and/or enforcement of any award made by the arbitral tribunal in the arbitration, in so far as such waiver can validly be made.

(g)                                  The Parties waive any objection, on the basis of HKIAC’s decision to consolidate arbitrations involving claims arising out of or in connection with this Agreement and/or other Transaction Documents (with the exception of the Loan Agreement and the Onshore Mortgages), to the validity and/or enforcement of any award made by the arbitral tribunal in the consolidated proceedings, in so far as such waiver can validly be made.

(h)                                 The Parties waive any objection, on the basis of the commencement of a single arbitration involving claims arising out of or in connection with this Agreement and/or other Transaction Documents (with the exception of the Loan Agreement and the Onshore Mortgages), to the validity and/or enforcement of any award made by the arbitral tribunal in the arbitration, in so far as such waiver can validly be made.

12.3                        Remedies.  The Parties agree that irreparable damage would occur in the event that the breaching party does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the non-breaching party shall be entitled to seek a preservation order, an injunction, specific performance and other equitable or interim relief to prevent breaches of this Agreement by the breaching party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The breaching party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to the non-breaching party on the basis that (a) the non-breaching party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, the non-breaching party shall not be required to provide any bond or other security in connection with any such order or injunction. The remedies available to the Investor pursuant to this Section 12.3 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the non-breaching party from, in the alternative, seeking to terminate this Agreement and collect a remedy at law.

12.4                        Successors and Assigns.

(a)                                 Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties. No Party may assign its rights or obligations under this Agreement without the prior written consent of each other Party, and any purported assignment without such consent shall be void and without effect; provided that the Investor and each of its assignees may assign this Agreement or any of its rights or duties hereunder to any of its Affiliates or to any transferee of all or any portion of the Note or Warrant.

(b)                                 In respect of any transfer by the Investor or any other Holder, as the case may be, to any Person, the Investor or such Holder (as the case may be) shall procure that, prior to the transfer, such Person enters into a joinder agreement substantially in the form attached hereto as Exhibit F agreeing to be bound by this Agreement.

12.5                        No Third-Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a Party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any Party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

12.6                        No Personal Liability of Directors, Officers, Owners, Etc.  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Parties shall have any liability for any obligations of such Party under this Agreement or for any claim based on, in respect of or by reason of the respective obligations of such Party under this

Agreement. Each Party hereby waives and releases all such liability. This waiver and release is a material inducement to each Party’s entry into this Agreement.

12.7                        Entire Agreement.  This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof.

12.8                        Notices.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile, electronic mail or messenger as follows:

if to the Company or the Security Providers:

c/o The9 Limited

Building No. 3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

Facsimile number: +86-21-5172-9903

Attention: Hong Bo SUN, Senior Legal Manager

if to the Investor:

c/o Ark Pacific Capital Management Limited

Suite 62, 6/F, New Henry House

10 Ice House Street, Central, Hong Kong

Facsimile number: +852 3585 0312

Attention: Mr. S. H. Lam

E-mail: shlam@arkpacific.hk

or in any such case to such other address, facsimile number, electronic mail address or telephone as any Party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

12.9                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement shall impair any such right, power, or remedy of such Party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

12.10                 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, on behalf of itself and the Security Providers, and the Investor or, in the case of a waiver, by the Party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Warrantors.

12.11                 Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

12.12                 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

THE9 LIMITED

By:	/s/ George Lai
Name:	George Lai
Title:	CFO

[Signature Page to Convertible Note and Warrant Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SECURITY PROVIDERS:

GAMENOW.NET (HONG KONG) LIMITED

By:	/s/ GameNow.net (Hong Kong) Limited
GameNow.net (Hong Kong) Limited

CHINA THE9 INTERACTIVE LIMITED

By:	/s/ China The9 Interactive Limited
China The9 Interactive Limited

CHINA THE9 INTERACTIVE (SHANGHAI) LIMITED (九城互动信息技术（上海）有限公司)

By:	/s/ China The9 Interactive (Shanghai) Limited
China The9 Interactive (Shanghai) Limited

THE9 COMPUTER TECHNOLOGY CONSULTING (SHANGHAI) CO., LTD. (第九城市计算机技术咨询（上海）有限公司)

By:	/s/ The9 Computer Technology Consulting (Shanghai) Co., Ltd.
The9 Computer Technology Consulting (Shanghai) Co., Ltd.

SHANGHAI THE9 INFORMATION TECHNOLOGY CO., LTD. (上海第九城市信息技术有限公司)

By:	/s/ Shanghai The9 Information Technology Co., Ltd.
Shanghai The9 Information Technology Co., Ltd.

[Signature Page to Convertible Note and Warrant Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

SPLENDID DAYS LIMITED

By:	/s/ Lau Tak Kei Arthur
Name:	Lau Tak Kei Arthur
Title:	Director

[Signature Page to Convertible Note and Warrant Purchase Agreement]

Schedule 1

Security Providers

Name	Jurisdiction of Incorporation

GameNow.net (Hong Kong) Limited	Hong Kong

China The9 Interactive Limited	Hong Kong

China The9 Interactive (Shanghai) Ltd. (九城互动信息技术（上海）有限公司)	PRC

The9 Computer Technology Consulting (Shanghai) Co., Ltd. (第九城市计算机咨询（上海）有限公司	PRC

Shanghai The9 Information Technology Co., Ltd. (上海第九城市信息技术有限公司)	PRC

Exhibit A — Form of the Notes

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; OR (II) UNLESS THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE9 LIMITED

12.00% Senior Convertible Note

Issuance Date: [•], 2015	Principal Amount: [•]

FOR VALUE RECEIVED, the undersigned, The9 Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), hereby promises to pay, subject to the terms and conditions of this Senior Convertible Note (this “Note”), to the order of Splendid Days Limited (together with any permitted transferee, the “Holder” and collectively with holders of any other Notes, the “Holders”), the aggregate principal amount of [•] United States Dollars (US$•) (as may be reduced pursuant to the terms hereof, the “Principal”) when due, whether upon the Maturity Date or the Extended Maturity Date (as defined below), earlier redemption or on any earlier date as the Principal may become due and payable pursuant to the terms of this Note and to pay Interest (as defined below) on any outstanding Principal, from the date set forth above (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, the Extended Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and to pay all other amounts payable pursuant to the terms of this Note (in each case in accordance with the terms hereof).

This Note is issued pursuant to, and in accordance with, that certain Convertible Note and Warrant Purchase Agreement, dated November [•], 2015, by and among the Company and the other parties named therein (as amended, supplemented or modified from time to time, the “Purchase Agreement”) and other documents contemplated therein and, along with any such other notes having the same terms and conditions hereof and issued pursuant to the Purchase Agreement or the terms hereof, form a single series (collectively, the “Notes”).

The ADSs issuable upon conversion of this Note are “Registrable Securities,” as defined in the Purchase Agreement.

1.                                Rank. The Notes are (a) general obligations of the Company, secured by the property mortgage and equity pledge as provided under the Security Documents, (b) senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Notes; (c) at least pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of the Company (subject to any priority rights of such unsubordinated Indebtedness pursuant to applicable law) and (d) effectively subordinated to the other secured obligations (if any) of the Company to the extent of the value of the assets serving as security therefor.

2.                                Maturity.

(a)                           Subject to the Holder’s right to convert the Principal in accordance with Section 4 and the Company’s right to redeem the Note in accordance with Section 8, on the Maturity Date or, in the event the Holder exercises its option to extend the Maturity Date in accordance with Section 2(c) of this Note, the Extended Maturity Date, the Company shall pay to the Holder an amount in cash equal to (i) the Principal, plus (ii) all accrued and unpaid Interest in relation to such Principal. Upon receipt of such payment in full, the Holder shall surrender this Note to the Company (or provide to the Company such evidence of the loss, theft, destruction or mutilation of this Note as contemplated in Section 14(c)). The “Maturity Date” shall be the third anniversary of the Issuance Date.

(b)                           Subject to Section 8 of this Note, the Company may not prepay all or any part of the amounts outstanding under this Note at any time without the express written consent of the Holder.

(c)                            The Holder may, in its sole and absolute discretion, extend the Maturity Date with respect to all or any portion of the Note to the fifth anniversary of the Issuance Date (the “Extended Maturity Date”) by delivering the Company an extension notice no later than seven (7) Business Days before the Maturity Date.

3.                                Interest; Interest Rate.

(a)                           The Company shall pay interest (“Interest”) on any outstanding Principal at a rate equal to twelve percent (12.00%) per annum (the “Interest Rate”) from the Issuance Date until such Principal becomes due and payable in accordance with, and subject to, the terms of this Note.

(b)                           For the period from the Issuance Date to the Maturity Date, Interest on any outstanding Principal shall be computed on the basis of a 360-day year and actual days elapsed, and shall be payable when such Principal becomes due and payable, whether upon the Maturity Date, acceleration, redemption, conversion or otherwise (“Interest Payment Date”) in cash.

(c)                            For the period from the Maturity Date (excluding the Maturity Date) to the Extended Maturity Date (the “Extension Period”), no Interest shall be accrued and the aggregate of the outstanding Principal of the Notes plus any accrued Interest as of the Maturity Date shall constitute the total principal of the Notes (as may be reduced pursuant to the terms hereof, the “Extended Principal”).  For the avoidance of doubt, the term of “Principal” referred to in the Notes other than in this Section 3(c) during the Extension Period shall mean the Extended Principal.  For the avoidance of doubt, the Principal referred to in Section 2(d) above shall mean the Extended Principal.

(d)                           Notwithstanding anything to the contrary in Section 3(b) of this Note, when any outstanding Principal amount is converted into ADSs in accordance with Section 4, all accrued and unpaid Interest in relation to such Principal amount (that is being converted) shall be deemed to be waived by the Holder.

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4.                                Conversion. This Note shall be convertible into the Company’s ADSs on the terms and conditions set forth in this Section 4.

(a)                           Conversion Right. At any time or times on or after the Issuance Date until and including the seventh (7th) Business Day immediately preceding the Maturity Date or the Extended Maturity Date, the Holder shall be entitled, at the Holder’s option, to convert the Principal of this Note, or any portion of the Principal which is an integral multiple of US$50,000, into ADSs representing fully paid, validly issued and non-assessable Shares, in accordance with Sections 4(b) and 4(c) provided that at no time shall the Holder convert any portion of the Principal if subsequent to such conversion such Holder will hold more than 20% of the outstanding and issued Shares of the Company.  The Company shall not issue any fraction of an ADS upon any conversion, but an adjustment and payment in cash will be made, as provided in the Purchase Agreement, in respect of any fraction of an ADS which would otherwise be issuable upon the surrender of this Note for conversion.  The Company shall pay any and all transfer taxes and fees that may be payable with respect to the issuance and delivery of the ADSs upon conversion of any Principal amount, unless the tax is due because the Company is requested to issue such ADSs in a name other than the Holder’s name, in which case the Holder shall pay that tax, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(b)                           Conversion into ADSs.

(i)                         The number of ADSs issuable upon conversion of any Principal amount being converted pursuant to this Note shall be determined by dividing (x) such Principal amount being converted by (y) the then applicable Conversion Price, as adjusted by the then applicable ADS-to-Share ratio.

(ii)                      “Conversion Price” means US$[•] per Share, subject to adjustment as provided herein.

(c)                            Conversion Mechanics.

(i)                         To convert any Principal amount into ADSs on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Beijing time on such date, a copy of a fully executed and completed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date (but in no event later than two (2) Business Days after the Conversion Date), the original certificate or certificates representing this Note (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(c)) (the “Converted Certificates”) and the originally executed Conversion Notice.

(ii)                      Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder in the form attached hereto as Exhibit II. Upon receipt by the Company of an originally executed Conversion Notice, the Company shall, as soon as practicable and in no event later than eleven (11) Business Days following the date of receipt by the Company of the originally executed Conversion Notice (the “ADS Delivery Date”) and representation letters and other documents reasonably requested by the Depositary, cause the ADS Depositary to deliver ADSs to the Holder subject to the applicable securities laws and regulations.

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(iv)                  Company’s Failure to Timely Convert.

(A)                               If the Holder shall have provided proper notice to the Company pursuant to Section 4(c)(i) and the Company fails to issue to the Holder the number of ADSs to which such Holder is entitled upon conversion by the ADS Delivery Date (a “Conversion Failure”), then

(x)                                         the Company shall pay damages to the Holder, for the ADS Delivery Date and each subsequent day on which such Conversion Failure continues, an amount equal to an annual interest rate of two percent (2.00%) of the product of (I) the sum of the number of ADSs not issued to the Holder on or prior to the ADS Delivery Date and to which the Holder is entitled, times (II) the Closing Sale Price of the ADSs on the ADS Delivery Date, and (y) the Holder, upon written notice to the Company, may, no later than two Business Days after the ADS Delivery Date, at its sole discretion, void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice.

(B)                               Without prejudice to any other remedies available to the Holder, upon a Conversion Failure, in the event that the Closing Sales Price of the ADS on the date of the ADS Delivery Date is higher than the Closing Sales Price of the ADS on the actual date of delivery of the required ADSs by the Company, the Holder shall be entitled to an amount equal to the product of (i) the number of ADSs that the Company fails to deliver to the Holder on the ADS Delivery Date and (ii) the difference between the Closing Sales Price of the ADS on the date of the ADS Delivery Date and the Closing Sales Price of the ADS on the actual date of delivery of the required ADSs by the Company, to be paid by the Company to the Holder in cash, no later than five (5) Business Days after the actual date of delivery of the required ADSs by the Company.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Conversion Failure.  Notwithstanding the foregoing, without prejudice to any other remedies available to the Holder, in the event that a Conversion Failure continues for twenty (20) Business Days or more after the ADS Delivery Date, the Holder shall be entitled to an amount equal to the product of (i) the number of ADSs that the Company fails to deliver to the Holder on the ADS Delivery Date and (ii) the Closing Sales Price of the ADS on the date of the ADS Delivery Date , to be paid by the Company to the Holder in cash, no later than five (5) Business Days after notification by the Holder of its election of this option.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Conversion Failure.

(C)                               In case of a Conversion Failure, the rights of the Holder pursuant to clause (A) above shall be without prejudice to the Holder’s rights under Section 5(a)(ii) and shall be without prejudice to any other rights or remedies available to the Holder under this Note or under applicable laws in the event of a Conversion Failure.

(v)                     ADSs with Restrictive Legends                            In the case of Conversion ADSs issued with any restrictive legends, upon the Company’s receipt of notice and representation letters and other documents reasonably requested by the Depositary from the Holder that (a) Conversion ADSs containing any restrictive legends have been resold in reliance on an effective resale registration statement relating to the resale of ADSs representing Conversion ADSs or pursuant to Rule 144, or (b) Conversion ADSs containing any restrictive legends that are beneficially owned by it have become freely tradable pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion ADSs and without volume or manner-of-sale restrictions, accompanied by a certificate or certificates evidencing the Conversion ADSs, if any, that have been sold pursuant to clause (a) above or for which the legend is to be removed pursuant to clause (b) above, the Company shall within eleven (11) Business Days cause to be issued and delivered for deposit to the ADS Depositary irrevocable instructions that the ADS Depositary deliver ADSs without any

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restrictive legend with respect to such Conversion ADSs to or upon the directions of the Holder and such other documents as the ADS Depositary may reasonably require from the Company in connection therewith. From and after the date the Company receives the notice specified in clause (b) above, Conversion ADSs which are subsequently issued upon conversion of the Note shall not bear a restrictive legend, provided that the conditions specified in clause (b) above are still satisfied at such time. If the Company fails to cause the ADS Depositary to deliver ADSs representing Conversion ADSs pursuant to the terms of this Note, then the Company shall fully indemnify the Holder for any liabilities, judgments, costs, losses, fines and expenses of any kind the Holder incurs in connection with such failure.  Any fees, including fees of the ADS Depositary, associated with the removal of restrictive legends from any Conversion ADSs and the deposit of Conversion ADSs to the ADS Depositary for the issuance of ADSs shall be borne by the Company.

(vi)                  No Book-Entry. If only part of the then outstanding Principal of this Note is being converted, then the Company shall as soon as practicable and in no event later than the ADS Delivery Date and at its own expense, issue and deliver to the converting Holder a new Note (in accordance with Section 14) representing the outstanding Principal amount not converted. The Person or Persons entitled to receive the ADSs issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such ADSs on the ADS Delivery Date.

(vii)               Registration of Shares. The Company covenants that all Shares, represented by the ADSs issuable upon conversion of the Notes shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable and, in the case of Conversion ADSs issued pursuant to any Conversion Notice delivered on or after the effective date of the Registration Statement (as defined in the Purchase Agreement), shall be registered for public resale in accordance with the Purchase Agreement.

5.                                Rights upon Events of Default.

(a)                                 Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)                      the occurrence of a Conversion Failure or notice, written or oral, to the Holder, including by way of public announcement or through any of its agents, at any time, of the Company’s intention not to comply with a request for conversion of any Notes into ADSs that is tendered in accordance with the provisions of the Notes, which has not been cured for a period of five (5) Business Days;

(ii)                      the Company’s failure to pay to the Holder any amount of Principal when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or Interest when and as due under this Note and such failure to pay Principal or Interest is not cured within five (5) Business Days of when such payment is due;

(iii)                   an event of default under, or acceleration following default prior to maturity of, any amount of Indebtedness of the Company or its Principal Subsidiaries in the amount exceeding US$500,000;

(iv)                  the Company or any of its Principal Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including, without limitation, any scheme of arrangement), or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Principal Subsidiary or (C) effects any general assignment for the benefit of creditors;

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(v)                     an involuntary case or other proceeding is commenced against the Company or any Principal Subsidiary with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Principal Subsidiary or for a majority of the property and assets of the Company or any Principal Subsidiary and such involuntary case or other proceeding remains undismissed and unstayed for a period of 30 consecutive days; or an order for relief is entered against the Company or any Principal Subsidiary under any applicable bankruptcy, insolvency or other similar law as now or hereafter in effect;

(vi)                  except as otherwise set forth in this section 5(a), the Company materially breaches any covenant, representation, warranty or other term or condition of this Note and, in the case of a material breach of a covenant, representation, warranty, term or condition which can be remedied, only if such breach is not remedied within thirty (30) days of the earlier of (x) the date on which the Company becomes aware of such breach, and (y) written notice being given to the Company by the Holder specifying such breach, and demanding that it be remedied;

(vii)               the Note shall be (A) illegal or unenforceable in any respect or (B) terminated prior to its scheduled termination date, and such condition continues for five (5) consecutive Trading Days;

(viii)            any material breach by the Company or any Security Provider of any other Transaction Document to which it is a party, which breach, if capable of being remedied, has not been remedied for thirty (30) days after the earlier of (x) the date on which the Company becomes aware of such breach, or (y) written notice being given to the Company by the Holder specifying the breach, and demanding that it be remedied;

(ix)                  any Security Provider denies or disaffirms its obligations under any Security Document, or any Security Document is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect;

(x)                     the delisting of the ADSs on the Principal Market; or

(xi)                  at any time when any Note remains outstanding, the Company does not have a sufficient number of authorized and unreserved Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Shares equal to the Required Reserve Amount (“Authorized Share Failure”).

(b)                                 Default Notice.  Upon the Company or any Principal Subsidiary becoming aware of the occurrence of an Event of Default with respect to this Note or any other Notes, the Company shall immediately deliver a written notice thereof via facsimile, overnight courier or e-mail transmission to the Holder (a “Default Notice”).

(c)                                  Remedies. If any Event of Default occurs and is continuing, the Required Holders may declare this Note and any other Notes immediately due and payable by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company.  The Notes shall be redeemed by the Company at a price (the “Event of Default Redemption Price”) equal to the amount equal to (A) the outstanding Principal plus (B) all accrued and unpaid Interest in relation to the Principal.  If the Company fails to redeem the Notes within five (5) Business Days of receipt of an Event of Default Redemption Notice, the Notes shall accrue Interest at the Interest Rate plus a late payment penalty equal to the lesser of (i) two percent (2.0%) per annum and (ii) the maximum interest rate permitted under applicable laws (the “Default Rate”).  The Holder’s exercise of the remedies described in this Section 5(c)

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shall be without prejudice to any other rights or remedies available to the Holder under this Note or under applicable laws if any Event of Default occurs and is continuing.

6.                                Rights upon Issuance of Dividends and Other Corporate Events.

(a)                                 Cash Dividend.

(i)                         If the Company pays any Extraordinary Cash Dividend in any financial year, it shall simultaneously pay to the Holder an amount equal to the Excess Dividend Amount multiplied by the number of Shares into which this Note is convertible at the Conversion Price then in effect on the relevant record date for the payment of such Extraordinary Cash Dividend.

(ii)                      “Extraordinary Cash Dividend” means any cash dividend to holders of Shares or ADSs that, together with all other cash dividends previously paid to holders of Shares or ADSs in the same financial year, exceeds, on a per Share basis (after adjusting any cash dividends expressed as an amount per ADS by using the then applicable ADS-to-Share ratio), the Per Share Interest Amount.

(iii)                   “Per Share Interest Amount” means an amount equal to (A) the Interest that has accrued and shall accrue pursuant to Section 3 of this Note in such financial year divided by (B) the number of Shares into which the Note is convertible at the Conversion Price then in effect on the relevant record date.

(iv)                  “Excess Dividend Amount” means, in respect of any Extraordinary Dividend, the US$ amount equal to the total amount of all dividends paid per Share (after adjusting any Extraordinary Dividends expressed as an amount per ADS by using the then applicable ADS-to-Share ratio) in the relevant financial year minus (A) the Per Share Interest Amount and (B) any Excess Dividend Amount in respect of which a payment has been made to the Holder previously in such financial year pursuant to this Section 6(a).

(b)                                          Dividend in Kind.  If the Company pays any dividend in kind in any financial year to holders of Shares or ADSs, the Company shall simultaneously pay to the Holder the same dividend in kind on a per Share basis as if the Notes had been converted prior to the relevant record date.

(c)                                           Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of ADSs or Shares are entitled to receive securities or other assets with respect to or in exchange for ADSs or Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder shall thereafter have the right to receive upon the conversion of this Note, in lieu of Shares or other assets otherwise receivable upon such conversion, such securities or other assets to which the Holder would have been entitled had such Shares been held by the Holder immediately prior to the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note).  For the avoidance of doubt, the Holder shall not be permitted to receive such securities or assets pursuant to this Section 6(c) and continue to hold the Notes.

7.                                Rights upon Issuance of Other Securities.

(a)                                 Adjustments of Conversion Price upon Stock Splits and Combinations and ADS Ratio Changes.

(i)                         If the Company shall at any time or from time to time after the Issuance Date effect a stock split of the outstanding Shares, the Conversion Price shall be proportionately

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decreased. For example, a 2:1 stock split shall result in a decrease in the Conversion Price by one half, taking into account all prior adjustments made thereto under this Section 7.  If the Company shall at any time or from time to time after the Issuance Date combine the outstanding Shares, the Conversion Price shall be proportionately increased. For example, a 1:2 combination shall result in an increase in the Conversion Price by a multiple of 2, taking into account all prior adjustments made thereto under this Section 7.

(ii)                      Any adjustments under this Section 7(a) shall be effective at the close of business on the date the stock split or combination becomes effective.

(b)                                 Adjustments for Dividends and Distributions of Shares. If the Company shall at any time or from time to time after the Issuance Date make or issue a dividend or distribution payable in Shares, then the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i)                         the numerator of which shall be the total number of Shares issued and outstanding immediately prior to the time of such issuance; and

(ii)                      the denominator of which shall be the total number of Shares issued and outstanding immediately prior to the time of such issuance, plus the number of Shares issuable in payment of such dividend or distribution.

(c)                                  Adjustments for Dilutive Issuances.

(i)                         For the purposes of this Section 7(c), the following terms shall have the following definitions.

“Convertible Securities” means any evidences of Indebtedness, capital stock (other than Shares) or other securities directly or indirectly convertible into or exchangeable for Shares.

“New Securities” means all Shares (directly or in the form of ADSs), Options or Convertible Securities issued by the Company after the Issuance Date other than (i) the warrants of the Company issued to the Holder in accordance with the Purchase Agreement, (ii) any Shares issued upon the exercise of such warrants, (iii) with respect only to the three-year period from the Issuance Date to the Maturity Date, any Shares, Options or Convertible Securities that are issued under the Employee Incentive Plan in the amount up to 15% of the Company’s total outstanding and issued shares on a fully-diluted and converted basis and (iv) with respect to the Extension Period, all Shares, Convertible Securities and Options that are issued under the Employee Incentive Plan.

(ii)                      Adjustment of Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities for a consideration per Share (as adjusted by the then applicable ADS-to-Share ratio if the consideration per Share for the issuance of New Securities is expressed as an amount per ADS) received by the Company less than the Conversion Price in effect immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

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(A)                               NCP = the new Conversion Price,

(B)                               OCP = the Conversion Price in effect immediately before the issuance of the New Securities,

(C)                               OS = the total outstanding Shares immediately before the issuance of the New Securities,

(D)                               NP = the total consideration received for the issuance or sale of the New Securities and

(E)                                NS = the number of New Securities issued or sold or deemed issued or sold.

(iii)                   Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the Issuance Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the consideration per Share (determined pursuant to Section 7(c)(iv) hereof and adjusted by the then applicable ADS-to-Share ratio if the consideration per Share for the issuance of New Securities is expressed as an amount per ADS) of such New Securities would be less than the Conversion Price, as provided for by Section 7(c)(ii), in effect on the date of and immediately prior to such issue or record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(A)                       no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Shares;

(B)                       if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)                       no readjustment pursuant to Section 7(c)(iii)(B) shall have the effect of increasing the Conversion Price then in effect (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Shares and the like); and

(D)                       upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price

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computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(1)                                             in the case of Convertible Securities or Options for Shares, the only New Securities issued were the Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange;

(2)                                             in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 7(c)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(3)                                             if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 7(c)(iii) as of the actual date of their issuance.

(iv)                  Determination of Consideration. Subject to applicable laws, for purposes of this Section 7(c), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(A)                       Cash and Property. Such consideration shall:

(1)               insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)               insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board and agreed to by the Holder; and

(3)               in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board and agreed to by the Holder.

(B)                       Options and Convertible Securities. The consideration per Share received by the Company for New Securities deemed to have been issued pursuant to Section 7(c)(iii) hereof, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in Section 7(c)(iv)(A) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without

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regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (ii) the maximum number of Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d)                                 Other Events. In the event that the Company (or any Subsidiary) takes any action to which the provisions hereof are not strictly applicable or if any event occurs of the type contemplated by the provisions of Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), which has the direct effect of adversely affecting the Holder’s proportionate interest in the equity of the Company, then, to the extent that the Holder’s proportionate interest in the equity of the Company is so adversely affected thereby, an appropriate adjustment in the Conversion Price shall be made so as to protect the rights of the Holder under this Note.

(e)                                  Successive Adjustments; Multiple Adjustments. After an adjustment is made to the Conversion Price under Section 7, any subsequent event requiring an adjustment under Section 7 shall cause an adjustment to such Conversion Price, as so adjusted.

(f)                                   Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price, or the number of Shares issuable upon conversion of this Note, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and deliver to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder at any time, deliver to the Holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.

8.                                      Redemption.

(a)                                 The Holder shall have the right, at the Holder’s option, to require the Company to redeem the Notes, in whole or in part, including any portion thereof which is $50,000 in Principal amount or any integral multiple thereof, on a date selected by the Company (the “Change of Control Redemption Date”), which date is no later than fifteen (15)  Business Days, nor earlier than five (5) Business Days, after the date on which notice of such Change of Control is mailed by the Company, at a price payable in cash equal to one hundred percent (100%) of the outstanding Principal amount of the Notes, plus all accrued and unpaid Interest through and including the Change of Control Redemption Date. Alternatively, the Holder shall have the right, at the Holder’s option, to receive Equity Securities of the surviving entity in lieu of ADSs upon conversion of the Notes following a Change of Control of the Company.

(b)                                 The Holder shall have the right, at the Holder’s option, to require the Company to redeem the Notes, in whole or in part, including any portion thereof which is $50,000 in Principal amount or any integral multiple thereof, upon receiving a request from the Company with regard to the release of security in accordance with Section 9 (LTV Adjustment, Release of Security and Change of Pledgee or Mortgagee) of the Purchase Agreement.  The Company shall redeem the Notes within five (5) Business Days after it receives any such redemption notice from the Holder.

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9.                                      Avoidance of Obligations. Unless otherwise required by law, the Company shall not, by amendment of its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action (including entering into any agreement which would limit or restrict the Company’s ability to perform under this Note), avoid or seek to avoid the observance or performance of any of the terms of this Note, and shall at all times in good faith carry out all of the provisions of this Note and take all action as may reasonably be required to protect the rights of the Holder under this Note.

10.                               Reservation of Authorized Shares.

(a)                                 Reservation. The Company shall initially reserve out of its authorized and unissued share capital a number of Shares for each of the Notes equal to one percent (100%) of the number of Shares as shall be necessary to effect the conversion of each such Note as of the Issuance Date.  So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued share capital, solely for the purpose of effecting the conversion of the Notes, one hundred percent (100%) of the number of Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding, free from any Lien; provided that at no time shall the number of Shares so reserved be less than the number of Shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of Shares reserved for conversions of the Notes and each increase in the number of Shares so reserved shall be allocated pro rata among the Holders based on the Principal held by each of the Holders (the “Authorized Share Allocation”). In the event that the Holder shall sell or otherwise transfer any of the Holder’s Notes, each transferee shall be allocated a pro rata portion of the Holder’s Authorized Share Allocation. Any Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders, pro rata based on the principal amount of the Notes then held by such holders.

(b)                                 Insufficient Authorized Shares. If at any time when any Note remains outstanding, an Authorized Share Failure occurs, then the Company shall immediately take all action necessary to increase the Company’s authorized share capital to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, if required pursuant to the Charter Documents or applicable law, as soon as practicable after the date of an Authorized Share Failure, but in no event later than forty-five (45) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its holders of Shares for the approval of an increase in the share capital. In connection with such meeting, the Company shall provide each holder of Shares with a proxy statement and shall use its best efforts to solicit such holders’ approval of such increase in authorized share capital and to cause the Board to recommend to the holders of Shares that they approve such proposal.

11.                         General Covenants.

(a)                                 Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, excluding creations of and mergers among Subsidiaries of the Company and excluding non-operating Subsidiaries.

(b)                                 Compliance with Laws.

(i)                         The Company shall, and shall cause each of its Subsidiaries to, (A) comply with all applicable laws, ordinances, rules, regulations and requirements of any Governmental Authorities in all material aspects, including, without limitation, the requirements of (1) the Foreign Corruption Practices Act of 1977, as amended, (2) the Sarbanes-Oxley Act of 2002, as amended, and any

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and all applicable rules and regulations promulgated by the SEC thereunder that are effective and (3) all applicable provisions of the sanction programs administered by the Office of the Foreign Assets Control of the United States Treasury Department, and (B) obtain, possess and maintain in full force and effect all certificates, consents, rights, authorizations, licenses and permits issued by each Governmental Authority necessary to conduct its business and preserve and maintain good and valid title to its properties and assets (including, without limitation, land-use rights) free and clear of any Liens, except to the extent any failure to fulfill any of the foregoing matters would not have a material adverse effect on the Company and its Subsidiaries.

(ii)                      Neither the Company nor any of its Subsidiaries shall take any action or omit to take any action that would or would reasonably be expected to lead to, or otherwise cause or allow to occur, any event or occurrence that, if such event or occurrence occurred prior to or at the Closing (as defined in the Purchase Agreement), would constitute a breach of, or require disclosure against, the representations contained in Section 4 of the Purchase Agreement.

(iii)                   The Company shall, and shall cause each of its Subsidiaries to, maintain its books and records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of their assets in all material aspects.

(c)                                  Payment of Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, all taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with US GAAP, have been established.

(d)                                 Form F-6 Eligibility and “Blue Sky”. The Company covenants that it shall ensure that it maintains the effectiveness of its registration statement on Form F-6 for registration of the issuance of any and all Conversion ADSs upon the deposit of Conversion Shares with the ADS Depositary in accordance with the Deposit Agreement. All Shares issued upon conversion of the Notes into ADSs shall represent newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable, and shall be free from preemptive rights and free of any Lien or adverse claim. The Company shall make all filings and reports relating to the offer and sale of the Conversion ADSs by the Company required under applicable foreign or U.S. securities or “blue sky” laws (or to obtain an exemption from such requirements), provided, however, that the Company shall not be required to (i) qualify generally to do business as a foreign entity in any jurisdiction where it would not otherwise be required to qualify but for this Section 11(d), or (ii) consent to general service of process in any such jurisdiction.

(e)                                  Pledge of Securities. The Company acknowledges and agrees that the Notes and the Conversion ADSs may be pledged or charged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement. The pledge of the Notes and charge of the Conversion ADSs shall not be deemed to be a transfer, sale or assignment of such securities hereunder, and by effecting such a pledge or charge the Holder shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Note. The Company hereby agrees to execute and deliver such documentation as a pledgee or chargee may reasonably request in connection with such a pledge or charge by the Holder, provided that no registration under the Securities Act or other U.S. securities regulations may be required in connection with such pledge or charge.

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(f)                                   Affiliate Transaction.

(i)                         The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any director or executive officer of the Company or any Affiliate of any such director or executive officer (each an “Affiliate Transaction”), unless:

(A)                               the Affiliate Transaction is on fair and reasonable terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or the relevant Subsidiary with a Person that is not an Affiliate of the Company; and

(B)                               the Company delivers to the Holders, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$200,000 (or the Dollar Equivalent thereof), a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board.

(ii)                      The limitation set forth in Section 11(f)(i) above does not limit, and shall not apply to:

(A)                               transactions the Company or any of its Subsidiaries may enter into with the Holder or any Affiliates of the Holder;

(B)                               the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(C)                               transactions between or among the Company and any of its Wholly Owned Subsidiaries or between or among Wholly Owned Subsidiaries;

(D)                               any sale of Capital Stock (other than Disqualified Stock) of the Company;

(E)                                any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock, restricted stock plans, long-term incentive plans, share award schemes, stock appreciation rights plans, participation plans or similar employee plans and/or indemnity provided on behalf of employees, officers and directors of the Company or any Subsidiary, so long as such plan or scheme is in compliance with the listing rules of the Principal Exchange; and

(F)                                 any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Subsidiaries with directors, officers, employees and consultants in the ordinary course of business and the payment of compensation pursuant thereto.

(g)                                  Asset Sale.

(i)                                     The Company shall not, and shall cause its Subsidiaries not to, consummate any Asset Sale unless:

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(A)                               no Event of Default shall have occurred and be continuing or would occur as a result of such Asset Sale; and

(B)                               the consideration received by the Company or such Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of.

(h)                                 Charter Documents. As long as any of the Notes remain outstanding, the Company shall not, and shall cause its Principal Subsidiaries not to, amend, alter, waive or repeal any provision of its certificate of incorporation, memorandum and articles of association or any other of its organizational or constitutional documents in a way that will affect the ability of the Company or any of its Subsidiaries to carry out its obligations under this Note without the prior written consent of the Required Holders.

(i)                                     Scope of Business. As long as any of the Notes remains outstanding, the Company shall not, and shall cause its Principal Subsidiaries not to, change the scope of the principal business of the Company and its Principal Subsidiaries from that carried on as at the date of this Note; or enter into any business other than such principal business that will affect the ability of the Company to carry out its obligations under this Note.

(j)                                    Information.

So long as any of the Notes remains outstanding, the Company will provide to the Holders within thirty (30) calendar days after the end of each fiscal year of the Company, a certificate from an executive officer or director of the Company stating that no Event of Default has occurred or is continuing under this Agreement (or, if an Event of Default shall have occurred, describing all such Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(k)                                 Restricted Payments. The Company shall not make, and shall not permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment.

(l)                                     Intellectual Property Protection. The Company shall, and shall cause its Subsidiaries to, take all commercially reasonable steps in the ordinary course promptly to protect their respective material intellectual property rights.

(m)                             Transfer Taxes. The Company shall pay any and all material documentary, stamp or similar issue or transfer tax due on (x) the issue of the Notes on the Issuance Date and (y) the issue of ADSs upon conversion of the Notes. However, in the case of conversion of the Notes, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Shares in a name other than that of the holder of the Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(n)                                 Solvency.  The Company and each Subsidiary shall remain Solvent after the Issuance Date.  As used herein, the term “Solvent” means, with respect to any Person that (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including known contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as

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they become absolute and matured, and (iii) such Person is able to pay its debts and other liabilities as they become due or mature.

12.                               Amendment and Vote to Change Terms of the Notes. The terms of the Notes may not be amended, modified, waived or supplemented except by a written instrument executed by the Company and the Required Holders. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or any other Notes; provided that no reduction to the Principal or Interest or change to the Maturity Date or Interest Payment Date or any conversion or redemption rights set forth herein may be made without the affirmative vote or written consent of each holder of the Notes affected thereby.

13.                         Transfer. The Holder understands and agrees any transfer of the Notes requires ten (10) days prior notice and that, except as provided in the Purchase Agreement, neither the Note nor any Conversion ADSs have been or will be registered under the Securities Act or any state securities laws and, consequently, may not be offered for sale, sold, assigned or transferred except (i) in accordance with Rule 144A under the Securities Act to a person that the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) purchasing for its own account or for the account of a qualified institutional buyer (provided, that the Company makes no representation that the Notes or Conversion ADSs are eligible for resale pursuant to Rule 144A), (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to another available exemption under the Securities Act, provided that the Company may request the Holder (or any subsequent Holder) to deliver a legal opinion from a law firm reasonably acceptable to the Company confirming the availability of the exemption from registration on which the Holder intends to rely to complete the proposed transfer prior to recording the transfer on the Register (as defined in Section 14(b)) and issuing a new Note to a transferee. In accordance with Section 175 of the Companies Law (2011 Revision) of the Cayman Islands, the Holder understands and agrees that in no event shall the Note or any Conversion ADSs be offered to the public or any member of the public in the Cayman Islands.

14.                         Reissuance of this Note.

(a)                                 Transfer.  If this Note is to be transferred, the transferring Holder and the transferee shall execute a Note Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit III or such other substantially similar form agreed between the Holder and the transferee.  Thereafter, the transferring Holder shall (i) notify the Company of such proposed transfer, (ii) deliver to the Company the Note Assignment and Assumption Agreement or substantially similar agreement executed by the Holder and the transferee and (iii) surrender this Note to the Company, whereupon the Company shall forthwith promptly (subject to compliance with Section 13 hereof) (x) execute and deliver to the Holder the acknowledgement on the signature page to the Note Assignment and Assumption Agreement solely for the purpose of effecting the registration of such transfer under Section 14(b) hereof and (y) issue and deliver upon the order of the Holder a new Note in accordance with Section 14(e) (and subject to compliance with Section 13 hereof), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(e)) to the Holder representing the outstanding Principal not being transferred.  For the avoidance of doubt, whether the Company executes or delivers to the Holder the acknowledgement on the signature page to the Note Assignment and Assumption Agreement or not shall not affect the effectiveness of the transfer of the Notes. In the event of any such transfer of a portion of the Note, the term “Note” as used within this Note shall also mean “Notes,” and, to the extent the context of a particular sentence dictates, this Note shall be automatically modified such that sentences containing the singular word “Note” will be revised to mean

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the plural word “Notes”. Any use of the word “Notes” shall have the same meaning as the defined term “Note” with appropriate provision made for the plural form of the word.

(b)                                 Transfer Register. In the event of a transfer, the Company shall maintain a register (the “Register”) for the registration or transfer of this Note, and shall enter the names and addresses of the registered Holders, the transfers of this Note and the names and addresses of the transferees of this Note. The Company shall treat any registered holder as the absolute owner of this Note held by such holder, as indicated in the Register, for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes. Solely for purposes of this Section 14(b) and for tax purposes only, the keeper of the Register, if it is not the Company, shall be the Company’s agent for purposes of maintaining the Register.

(c)                                  Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(e)) representing the outstanding Principal.

(d)                                 Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(e) and in Principal amounts of at least US$50,000 (or a lesser amount if the Principal outstanding under the Note is less than US$50,000)) representing in the aggregate the outstanding Principal amount of this Note, and each such new Note shall represent such portion of such outstanding Principal amount as is designated by the Holder at the time of such surrender.

(e)                                  Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of same tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal amount remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(d) the Principal amount designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal amount remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (iv) shall be in the same form and have the same rights and conditions as this Note.

(f)                                   Administrative Agent. In the event that there are two or more Holders who are not Affiliates with each other or there are more than five Holders who are Affiliates with each other, at the Company’s request, the Holders agree to appoint an administrative agent approved by the Required Holders in consultation with the Company to whom the Company can make payments on behalf of the Holders and send any notices or certificates required under the Notes to be delivered to Holders.  The Company and the Holders shall appoint the Administrative Agent pursuant to an agreement that will set forth the Administrative Agent’s duties and contain customary provisions limiting the Administrative Agent’s liability and customary indemnification provisions.  For the avoidance of doubt, any failure to appoint an Administrative Agent will not restrict the transferability of the Notes. All of the expenses and costs to be incurred by the Administrative Agent shall be borne by the Company.

15.                         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive

17

relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach shall be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

16.                               Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable and documented attorneys’ fees and disbursements.

17.                               Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.  References to an action being “directly or indirectly” prohibited or restricted hereunder shall include any amendment of the Company’s Charter Documents, any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action that would result in the prohibited or restricted action.

18.                               Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

19.                               Severability.  Any term of this Note that is prohibited or unenforceable in a jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.                               Notices; Payments.

(a)                                 Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions in the Purchase Agreement or the Register.

(b)                                 Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a

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Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(c)                                  Taxes. Any and all payments by the Company to or for the account of the Holder under this Note shall be made free and clear of and without deduction for any taxes, except as required by applicable law. If the Company shall be required by any applicable law to deduct any taxes from or in respect of any sum payable under this Note to the Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 21), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) as promptly as practicable after the date of such payment, the Company shall deliver to the Holder the original or a certified copy of a receipt or other appropriate documentation evidencing payment thereof. Upon request by the Company, the Holder shall use its commercially reasonable efforts to provide the Company with any forms or other documentation as may be reasonably necessary in order to claim an applicable exemption from or reduction of any such taxes.

21.                         Cancellation. After all Principal, accrued Interest and other amounts due at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled regardless whether the Note is surrendered to the Company, and this Note shall be surrendered to the Company for cancellation and shall not be reissued.

22.                         Governing Law and Dispute Resolution.

(a)                                 This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York without regard to any choice of Laws or conflict of Laws provisions that would require the application of the Laws of any other jurisdiction.

(b)                                 Any dispute, controversy, difference, proceedings or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Hong Kong International Arbitration Centre Administered Arbitration rules in force when the notice of arbitration is submitted.

(c)                                  The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

(d)                                 The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of New York and shall not apply any other substantive Law.

(e)                                  Each of the Parties shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request.

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(f)                                   The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

23.                         Certain Definitions. For purposes of the Notes, the following terms shall have the following meanings:

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement or any applicable restricted American Depositary Share letter agreement, representing one (1) Share as of the date of this Note, and deposited with the ADS Depositary or its designee, including an American Depositary Share that is so issued with restrictive legends.

“ADS Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“ADS Depositary” means The Bank of New York Mellon.

“Affiliate” means, with respect to any Person, any other Person (1) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; (2) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition; or (3) who is a spouse or any person cohabiting as a spouse, child or step-child, parent or step-parent, brother, sister, step-brother or step-sister, parent-in-law, grandchild, grandparent, uncle, aunt, nephew and niece of a Person described in clause (1) or (2). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” shall have the meaning set forth in Section 11(f).

“Asset Acquisition” means (1) an investment by the Company of a Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any Subsidiary; or (2) an acquisition by the Company or any Subsidiary of the property and assets of any Person other than the Company or any Subsidiary that constitute substantially all of a division or line of business of such Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation) of any of its property or assets (including any sale of Capital Stock of a Subsidiary) in one transaction or a series of related transactions by the Company or any Subsidiary to any Person; provided that “Asset Sale” shall not include:

(i)                               sales or other dispositions of inventory, receivables and other current assets (including properties under development for sale and completed properties for sale) in the ordinary course of business;

(ii)                            sales, transfers or other dispositions of assets constituting a Permitted Investment;

(iii)                         sales, transfers or other dispositions of assets with a Fair Market Value not in excess of US$500,000 (or the Dollar Equivalent thereof) in any transaction or series of related transactions;

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(iv)                        any sale, transfer, assignment or other disposition of any property, or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Subsidiaries; and

(v)                           any sale, transfer or other disposition by the Company or any Subsidiary, including the sale or issuance by the Company or any Subsidiary of any Capital Stock of any Subsidiary, to the Company or any Subsidiary.

“Authorized Share Allocation” shall have the meaning set forth in Section 10(a).

“Authorized Share Failure” shall have the meaning set forth in Section 5(a)(xi).

“Bloomberg” means Bloomberg L.P. (or any successor thereto).

“Board” means the board of directors of the Company.

“Board Resolution” means resolutions duly adopted by the Board.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, the PRC or Hong Kong are authorized or required by law to remain closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issuance Date or issued thereafter, including, without limitation, all common stock and Preferred Stock, but excluding debt securities convertible into such equity.

“Change of Control” means the occurrence of one or more of the following events:

(i)                               the Company’s consolidation with, or merger with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of voting stock of such surviving or transferee Person (immediately after giving effect to such issuance) and in substantially the same proportion as before the transaction;

(ii)                            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(iii)                         the adoption of a plan relating to the liquidation or dissolution of the Company; or

(iv)                        Mr. Jun Zhu ceases to directly or indirectly own 20% or more of the total outstanding and issued Shares of the Company on a fully-diluted and as-converted basis.

“Change of Control Redemption Date” shall have the meaning set forth in Section 8(a).

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“Charter Documents” means the memorandum and articles of association or other constitutional documents of the Company, each as amended from time to time.

“China” or the “PRC” means the People’s Republic of China and for the purpose of this Note shall exclude Hong Kong, Taiwan and the Special Administrative Region of Macau.

“Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., The City of New York time, as reported by Bloomberg, or (ii) if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “OTCPink” marketplace by OTC Markets Group Inc. (formerly Pink Sheets LLC), or (iv) if the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Board and the Holder. If the Board and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.  For the avoidance of doubt, the “Closing Share Price” for Shares shall be the same “Closing Share Price” calculated for ADS as adjusted for the ADS-to-Share ratio if it can be calculated pursuant to clause (i) through (iii) of this definition.

“Company” shall have the meaning set forth in the preamble hereto.

“Conversion ADSs” means ADSs issuable upon conversion of this Note.

“Conversion Date” shall have the meaning set forth in Section 4(c)(i).

“Conversion Failure” shall have the meaning set forth in Section 4(c)(iv)(A).

“Conversion Notice” shall have the meaning set forth in Section 4(c)(i).

“Conversion Price” shall have the meaning set forth in Section 4(b)(ii).

“Conversion Shares” means Shares underlying ADSs issuable upon conversion of this Note.

“Converted Certificates” shall have the meaning set forth in Section 4(c)(i).

“Convertible Securities” shall have the meaning set forth in Section 7(c)(i).

“Corporate Event” shall have the meaning set forth in Section 6(b).

“Default Notice” shall have the meaning set forth in Section 5(b)

“Deposit Agreement” means the deposit agreement dated as of December 20, 2004, by and among the Company and the ADS Depositary and holders of ADSs issued thereunder or, if amended

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or supplemented as provided therein, as so amended or supplemented.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 183 days after the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 183 days after the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes.

“Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Employee Incentive Plan” means the Company’s incentive plan or plans adopted for its directors, officers, employees and consultants and approved by the board of the Company.

“Equity Securities” means with respect to any entity, capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such person). Unless the context otherwise requires, any reference to “Equity Securities” refers to the Equity Securities of the Company.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Event of Default Redemption Notice” shall have the meaning set forth in Section 5(c).

“Event of Default Redemption Price” shall have the meaning set forth in Section 5(c).

“Excess Dividend Amount” shall have the meaning set forth in Section 6(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extended Maturity Date” shall have the meaning set forth in Section 2(c).

“Extension Period” shall have the meaning set forth in Section 3(c).

“Extended Principal” shall have the meaning set forth in Section 3(c).

“Extraordinary Cash Dividend” shall have the meaning set forth in Section 6(a)(ii).

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined either (i) in good faith by the Board, whose determination

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shall be conclusive if evidenced by a Board Resolution, or (ii) by an accounting, appraisal or investment banking firm of recognized international standing appointed by the Company.

“Fundamental Transaction” means any transaction or series of transactions pursuant to which the Company shall, directly or indirectly, (i) consolidate or merge into any other Person (other than any of its Affiliates), (ii) sell, lease, license, assign, transfer, convey or otherwise dispose of all or more than 50% of the properties or assets of the Company to another Person (other than any of its Affiliates), (iii) consummate a stock purchase, tender offer, exchange offer or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person (other than a Subsidiary) or other Persons (other than any of its Affiliates) making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase or other business combination) or (iv) reorganize, recapitalize or reclassify its Shares.

“Governmental Authority” shall mean any government, or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, whether domestic or foreign, in each case having competent jurisdiction.

“Hedging Obligation” of any Person means the obligations of such Person pursuant to any agreement or arrangement designed to protect against fluctuations in interest rates, commodity prices or foreign exchange rates.

“HKIAC” shall have the meaning set forth in Section 22(b).

“Holder” shall have the meaning set forth in the preamble hereto.

“Holders” shall have the meaning set forth in the preamble hereto.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Incur” means, with respect to any Indebtedness to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) any Indebtedness of a person existing at the time such person becomes a Subsidiary will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and (ii) the accretion of original issue discount shall not be considered an Incurrence of Indebtedness. The terms “Incurrence,” “Incurred” and “Incurring” have meanings correlative with the foregoing.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with US GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement, whether

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or not classified as a capital lease in accordance with generally accepted accounting principles, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Interest” shall have the meaning set forth in the Section 3(a).

“Interest Payment Date” shall have the meaning set forth in Section 3(b).

“Interest Rate” shall have the meaning set forth in the Section 3(a).

“Investment” means, with respect to any Person:

(i)                     any direct or indirect advance, loan or other extension of credit by such Person to another Person;

(ii)                  any capital contribution by such Person to another Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others);

(iii)               any purchase or acquisition of capital stock, Indebtedness, bonds, notes, debentures or other similar instruments or securities by such Person issued by another Person; or

(iv)              any guarantee of any obligation by such Person of another Person to the extent such obligation is outstanding and to the extent guaranteed by such Person.

“Issuance Date” shall have the meaning set forth in the preamble hereto.

“Lien” means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

“Maturity Date” shall have the meaning set forth in Section 2(a).

“New Securities” shall have the meaning set forth in Section 7(c)(i).

“Note” or “Notes” shall have the meaning set forth in the preamble hereto.

“Officers’ Certificate” means a certificate signed by (i) the Company’s Chief Executive Officer or President, and (ii) the Company’s Chief Financial Officer, Treasurer or Secretary.

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Shares or Convertible Securities.

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“Per Share Interest Amount” shall have the meaning set forth in Section 6(a)(iii).

“Permitted Investment” means:

(i)                                                       Temporary Cash Investments;

(ii)                                                    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with US GAAP;

(iii)                                                 stock, obligations or securities received in satisfaction of judgments;

(iv)                                                any Investment pursuant to a Hedging Obligation designed solely to protect the Company or any Subsidiary against fluctuations in commodity prices, interest rates or foreign currency exchange rates and not for speculation;

(v)                                                   receivables owing to the Company or any Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(vi)                                                Investments made by the Company or any Subsidiary consisting of consideration received in connection with an Asset Sale made in compliance with Section 11(g);

(vii)                                             pledges or deposits (i) with respect to leases or utilities provided to third parties in the ordinary course of business;

(viii)                                          Investments in securities of trade creditors, trade debtors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor, trade debtor or customer;

(ix)                                                advances to contractors and suppliers for the acquisition of assets or consumables or services in the ordinary course of business that are recorded as deposits or prepaid expenses on the Company’s consolidated balance sheet;

(x)                                                   deposits of pre-sale proceeds made in order to secure the completion and delivery of pre-sold properties and issuance of the related land use title in the ordinary course of business;

(xi)                                                deposits made in order to comply with statutory or regulatory obligations to maintain deposits for workers compensation claims and other purposes specified by statute or regulation from time to time in the ordinary course of business;

(xii)                                             advances in the ordinary course of business to government authorities or government-affiliated entities in the PRC for the purpose of the development and preparation by such government authority or government affiliated entity of primary land for auction purposes which advances are recorded as deposits or prepaid expenses on the Company’s consolidated balance sheet to the extent each such advance is on normal commercial terms including being subject to repayment from the relevant government authority;

(xiii)                                          an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists solely of Common Stock of the Company; and

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(xiv)                                         repurchases of the Notes.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” shall have the meaning set forth in the preamble hereto.

“Principal Subsidiaries” means (i) Gamenow.Net (Hong Kong) Limited, (ii) China The9 Interactive Limited, (iii) China The9 Interactive (Shanghai) Limited, (iv) The9 Computer Technology Consulting (Shanghai) Co., Ltd. and (xii) any other Subsidiary which at any time on or after the date of this Note would be deemed a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company.

“Principal Market” means, with respect to the Company, The NASDAQ Global Market.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Register” shall have the meaning set forth in Section 14(b).

“Required Holders” means, at any given time, the Holders representing more than 60%of the aggregate principal amount of the Notes then outstanding.

“Required Reserve Amount” shall have the meaning set forth in Section 10(a).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to the Company’s or any Subsidiary’s Equity Securities, or any payment or other distribution by the Company or any Subsidiary (whether in cash, securities or other property), which, in each case and at the time of, and after giving effect to, the Restricted Payment, would result in or continue an Event of Default.

“Rule 144” shall have the meaning assigned to such term in the Purchase Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in the preamble hereto.

“Security Documents” shall have the meaning set forth in the Purchase Agreement.

“Security Provider” shall have the meaning set forth in the Purchase Agreement.

“Shares” means ordinary shares, par value US$0.01 per share of the Company.

“Solvent” shall have the meaning set forth in Section 11(n).

“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified in such

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debt security as the fixed date on which the final installment of principal of such Indebtedness is due and payable as set forth in the documentation governing such Indebtedness and (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) (a) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) such Person has the power to direct the management or policies, whether through ownership or voting proxy of the voting power of such legal entity, through the power to appoint a majority of the members of the board of directors or similar governing body of such legal entity, through contractual arrangements or otherwise.

“Temporary Cash Investment” means any of the following:

(i)             direct obligations of the United States of America, any state of the European Economic Area, the People’s Republic of China and Hong Kong or any agency of any of the foregoing or obligations fully and unconditionally Guaranteed by the United States of America, any state of the European Economic Area, the People’s Republic of China, Hong Kong or any agency of any of the foregoing, in each case maturing within one year, which in the case of obligations of, or obligations Guaranteed by, any state of the European Economic Area, shall be rated at least “A” by S&P or Moody’s;

(ii)          demand or time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, any state of the European Economic Area or Hong Kong, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$100.0 million (or the Dollar Equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(iii)       repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(iv)      commercial paper, maturing not more than 90 days after the date of acquisition thereof, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(v)         securities, maturing within 180 days of the date of acquisition thereof, issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

28

(vi)      any money market fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and

(vii) demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with (a) Industrial and Commercial Bank of China, Agricultural Bank of China, Pudong Development Bank and Guangdong Development Bank, (b) any other bank, trust company or other financial institution organized under the laws of the PRC or Hong Kong whose long-term debt is rated as high or higher than any of those banks listed in clause (a) of this paragraph or (c) any other bank, trust company or other financial institution organized under the laws of the PRC or Hong Kong; provided that, in the case of clause (iii), such deposits do not exceed US$10.0 million (or the Dollar Equivalent thereof) with any single bank, trust company or other financial institution or US$30.0 million (or the Dollar Equivalent thereof) in the aggregate, at any date of determination thereafter.

“Trading Day” means any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than four hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., The City of New York time, or such other time as such exchange or market publicly announces shall be the closing time of trading).

“Transaction Documents” shall have the meaning assigned to such term in the Purchase Agreement.

“US GAAP” means generally accepted accounting principles as applied in the United States.

“US$” means United States dollars, the lawful currency of the United States of America.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

THE9 LIMITED

By:
Name:
Title:

Dated:

30

EXHIBIT I

THE9 LIMITED

CONVERSION NOTICE

Reference is made to the 12.00% Senior Convertible Note (the “Note”) issued to the undersigned by The9 Limited (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Principal amount of the Note indicated below into Shares, par value US$0.01 per share, as of the date specified below.

Date of Conversion:

Aggregate Principal amount to be converted:

Name and address of Holder:

If applicable, name and address of Holder’s designee
on whose account the Shares will be registered:

Please confirm the following information:

Conversion Price:

Number of Shares to be issued:

Authorization

Authorization:

By:

Title:

Dated:

Signature(s)

I-1

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and shall issue the above indicated number of Shares as set forth in the Conversion Notice.

THE9 LIMITED

By:
Name:
Title:

Dated:

II-1

EXHIBIT III

FORM OF
NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT

[See attached.]

FORM OF
NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT

This NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of            is by and between                   (the “Assignor”) and                   (the “Assignee”).

RECITALS

WHEREAS, the Assignor is a Holder, under and as such term is defined in each of (i) the 12.00% Senior Convertible Note (the “Note”) of The9 Limited, an exempted company organized under the laws of the Cayman Islands (the “Company”), dated [•] (the “Effective Date”), originally in favor of Splendid Days Limited, a company formed under the laws of the British Virgin Islands (the “Investor”).

WHEREAS, Assignor desires to assign certain of its interests under the Note to Assignee in accordance with Section [•] thereof;

WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, [a portion of] the Note held by the Assignor in the principal amount of US$ [•] and the Assignor’s interests, to the extent of such portion of the Note so assigned, in all of the rights and obligations of the Assignor solely as a Holder, all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”); and

WHEREAS, after giving effect to the assignment and assumption under this Agreement, the respective outstanding principal amounts of the Note held by Assignor and Assignee shall be in the amounts set forth on Annex 1 hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note.

Section 2. Assignment.  As of the Effective Date, subject to and in accordance with the Note, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases from the Assignor, the Assigned Interest, which shall include all of Assignor’s rights and obligations solely in its capacity as a Holder with respect to the Assigned Interest under the Note and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest.

Section 3. Effectiveness.

(a) The effectiveness of the sale, assignment and transfer hereunder is subject to the due execution and delivery of this Agreement by the Assignor and the Assignee.The Company shall not be required to counter-sign this Agreement.

(b) Simultaneously with the execution and delivery by the Assignor and Assignee hereto of this Agreement to the Company for its recording in the Register, the Assignor may deliver its Note (if any) to the Company and may request that new Notes be executed and delivered to the Assignor and Assignee reflecting the respective assigned and assumed outstanding principal set forth on Annex 1 hereto. The Assignor’s legal address for all notices and bank account information for all payments required under the Note is set forth on Annex 1.

(c) Except as otherwise provided in the Note, effective as of the Effective Date, the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in the Note, and shall have all the rights and obligations of a “Holder” under the Note as if it were an original signatory thereto or an original Holder thereunder with respect to the Assigned Interest and the Assigned Rights.

Section 4. Transfer Exempt from Registration. The Assignor and Assignee confirm and represent to the Company that the assignment and transfer of the Assigned Interest made hereunder is and will be exempt from registration under the Securities Act. The Assignor and Assignee acknowledge that, pursuant to the Note, the Company may request Assignor or Assignee to furnish a legal opinion from a law firm reasonably acceptable to the Company confirming the availability of the exemption upon which the Assignor and Assignee are relying prior to recording the transfer of the Note in the Register.

Section 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAWS OR CONFLICT OF LAWS PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Company may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, any disclosure of this Agreement required under the Securities Act or delivery of any notices to the Subsidiaries of the Company that may be required in connection with the assignment contemplated hereby.

Section 9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, in all respects to the provisions of the Note.  No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Company.

[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Note Assignment and Assumption Agreement to be executed by their duly authorized officers.

, as Assignor

By:
Name:
Title:

, as Assignee

By:
Name:
Title:

Acknowledged on

By: The9 Limited

Name:
Title:

Annex 1

	Assignor’s Outstanding Principal Amount assigned by it hereunder		Assignee’s Outstanding Principal Amount assigned to it hereunder

Principal Amount of Note:	US$	[ ]	US$	[ ]

All notices and correspondence to Assignee as a Holder should be sent to:

All payments required to be made to Assignee as a Holder should be paid to:

Exhibit B — Form of Tranche I Warrants

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THAT ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THE9 LIMITED

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

Warrant No.: [•]

Outstanding Principal Amount:  [•]

Date of Issuance:  [•] (“Issuance Date”)

The9 Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Splendid Days Limited, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, pursuant to this warrant (including any warrants issued in exchange, transfer or replacement hereof, this “Warrant”) to purchase ADSs (as defined under the Section headed “Certain Definitions” hereof, and such ADSs the “Warrant ADSs”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), at the Exercise Price (as defined below) then in effect up to a maximum of $[•] .  For purposes of clarification, each ADS represents one ordinary share, par value US$0.01 per share (the “Ordinary Shares”), of the Company.  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in section 15.  This Warrant is issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated as of November [•], 2015 by and among the Company and the other parties named therein (as amended, supplemented or modified from time to time the “Purchase Agreement”).

The Warrant ADSs issuable upon exercise of this Warrant are “Registrable Securities” as defined in the Purchase Agreement.

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1.                        EXERCISE OF WARRANT.

(a)                   Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder such that the Outstanding Principal Amount has been reduced to zero and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Partial exercises of this Warrant shall have the effect of lowering the Outstanding Principal Amount in an amount equal to the product of the number of Warrant ADSs purchased as part of the partial exercise and the then applicable Exercise Price (as defined below).  The Holder and the Company shall maintain records showing the date of such purchases of Warrant ADSs and the Outstanding Principal Amount.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the Outstanding Principal Amount at any given time may be less than the Outstanding Principal Amount stated on the face hereof.  On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice and representation letters and other documents reasonably requested by the Depositary, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and The Bank of New York Mellon (the “Depositary”) for the ADSs.  On or before the fifth (5th) Business Day following the date on which the Company has received the Exercise Notice and representation letters and other documents reasonably requested by the Depositary (the “ADS Delivery Date”), the Company shall (A) issue and deposit with the Depositary a number of Ordinary Shares that will be represented by the number of Warrant ADSs to which the Holder is entitled in respect of that exercise, (B) pay the fee of the Depositary for the issuance of that number of ADSs and (C) instruct the Depositary to promptly execute and deliver to that Holder the Warrant ADSs subject to the applicable securities laws and regulations.  No fractional ADSs are to be issued upon the exercise of this Warrant.  If any fractional share of an ADS would, except for the provisions of the prior sentence, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Closing Sale Price on the Principal Market of such fractional ADS on the date of exercise.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant ADSs upon exercise of this Warrant.

In the case of Warrant ADSs issued with any restrictive legends, upon the Company’s receipt of notice and representation letters and other documents reasonably requested by the Depositary from the Holder that (a) Warrant ADSs containing any restrictive legends have been resold in reliance on an effective resale registration statement relating to the resale of ADSs representing Warrant ADSs or pursuant to Rule 144, or (b) Warrant ADSs containing any restrictive legends that are beneficially owned by it have become freely tradable pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant ADSs and without volume or manner-of-sale restrictions, accompanied by a certificate or certificates evidencing the Warrant ADSs, if any, that have been sold pursuant to clause (a) above or for which the legend is to be removed pursuant to clause (b) above, the Company shall within eleven (11) Business Days cause to be issued and delivered for deposit to the Depositary irrevocable instructions that the Depositary deliver ADSs without any restrictive legend with respect to such Warrant ADSs to or upon the directions of the Holder and such other documents as the Depositary may reasonably require from the Company in connection therewith. From and after the date the Company receives the notice specified in clause (b) above, Warrant ADSs which are subsequently issued upon exercise of this Warrant shall not bear a restrictive legend, provided that the conditions specified in clause (b) above are still satisfied at such time. If the Company fails to cause the Depositary to deliver ADSs representing Warrant ADSs pursuant to the terms of this Warrant, then the Company shall fully indemnify the Holder for any liabilities, judgments, costs, losses, fines and expenses of any kind the Holder incurs in connection with such failure.  Any fees, including fees of the Depositary, associated with the removal of restrictive legends from any Warrant ADSs and the deposit of Warrant ADSs to the Depositary for the issuance of ADSs shall be borne by the Company.

(b)                   Exercise Price.  For purposes of this Warrant, “Exercise Price” means $[•], subject to adjustment as provided herein.

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(c)                    Payment of Exercise Price.  The Company shall promptly, and in no case later than the third (3rd) Business Day immediately following receipt of an Exercise Notice confirm such receipt via facsimile to the number specified in such Exercise Notice.  Within two (2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant ADSs as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds.

(d)                   Cashless Exercise. The Holder may exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise pursuant to paragraph (c) above, elect instead to receive upon such exercise the net number of ADSs determined according to the following formula (a “Cashless Exercise”):

X = Y×(A-B) A
where:
X = the net number of ADSs to be issued to the Holder.

Y = the number of Warrant ADSs with respect to which this Warrant is being exercised.

A = the Closing Sale Price of the ADSs on the Principal Market immediately prior to (but no including) the Exercise Date.

B = the Exercise Price.

(e)                    Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that any Warrant ADSs issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for such Warrant ADSs shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

(f)                     Company’s Failure to Timely Deliver Securities.

(i)                       If the Company fails to deliver to the Holder the number of ADSs to which such Holder is entitled upon exercise by the ADS Delivery Date (an “Exercise Failure”), then:

(A)                 the Company shall pay damages to the Holder, for the ADS Delivery Date and each subsequent day on which such Exercise Failure continues, an amount equal to an annual interest rate of two percent (2.00%) of the product of (x) the sum of the number of ADSs not issued to the Holder on or prior to the ADS Delivery Date and to which the Holder is entitled, times (y) the Closing Sale Price of the ADSs on the ADS Delivery Date, and

(B)                 the Holder, upon written notice to the Company, may, no later than two (2)Business Days after the ADS Delivery Date, at its sole discretion, void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been converted pursuant to such Exercise Notice.

(ii)                    Without prejudice to any other remedies available to the Holder, upon an Exercise Failure, in the event that the Closing Sale Price of the ADS on the date of the ADS Delivery Date is higher than the Closing Sale Price of the ADS on the actual date of delivery of the required ADSs by the Company, the Holder shall be entitled to an amount equal to the product of (i) the number of ADSs that the Company fails to deliver to the Holder on the ADS Delivery Date and (ii) the difference between the Closing Sale Price of the ADS on the date of the ADS Delivery Date and the Closing Sale Price of the ADS on the actual date of delivery of the required ADSs by the Company, to be paid by the Company to the Holder in cash, no later than five (5) Business Days after the actual date of delivery of the required ADSs by the Company.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Exercise Failure.  Notwithstanding the foregoing, without prejudice to any other remedies available to the Holder, in the event that an Exercise Failure

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continues for twenty (20) Business Days or more after the ADS Delivery Date, the Holder shall be entitled to an amount equal to the product of (x) the number of ADSs that the Company fails to deliver to the Holder on the ADS Delivery Date and (y) the Closing Sale Price of the ADS on the date of the ADS Delivery Date, to be paid by the Company to the Holder in cash, no later than five (5) Business Days after notification by the Holder of its election of this option.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Exercise Failure.

(iii)                 In case of an Exercise Failure, the rights of the Holder pursuant to paragraph (i) above shall be without prejudice to any other rights or remedies available to the Holder under this Warrant or under applicable laws in the event of an Exercise Failure.

(g)                    Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs or the Outstanding Principal Amount, the Company shall promptly issue to the Holder the number of Warrant ADSs that are not disputed.

2.                        ADJUSTMENT OF EXERCISE PRICE.  The Exercise Price shall be adjusted from time to time as follows:

(a)                   Adjustment upon Subdivision or Combination of Ordinary Shares or ADSs.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.  Any adjustment under this paragraph (a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                   Other Events.  If any event occurs of the type contemplated by the provisions of this section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided that no such adjustment pursuant to this section 2(b) will increase the Exercise Price unless as otherwise determined pursuant to this section 2.

(c)                    Exceptions to Adjustment. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price with respect to any Excluded Issuance.

3.                        RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, stock split, spin off, subdivision, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Ordinary Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the Ordinary Shares or ADSs, as applicable, on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Ordinary Share or ADS, as applicable, and (ii) the denominator shall be the Closing Bid Price of the Ordinary Shares or ADSs, as applicable on the Trading Day immediately preceding such record date; provided that in the event that the Distribution is of securities (“Other Securities”) of a company which are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Securities in lieu of an adjustment in the Exercise Price, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of Other Securities that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price of zero.

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4.                        PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)                   Purchase Rights.  In addition to any adjustments pursuant to section 2 above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to all the record holders of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights.

(b)                   Fundamental Transactions. In connection with any Fundamental Transaction, the Company shall make appropriate provision so that this Warrant shall thereafter be exercisable for shares of the Successor Entity based upon the conversion ratio or other consideration payable in the Fundamental Transaction. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

In the event that any Person becomes a Parent Entity of the Company, such Person shall assume all of the obligations of the Company under this Warrant with the same effect as if such Person had been named as the Company herein.

5.                        NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its memorandum and articles of association or other constitutional documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares underlying the ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable ADSs upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.                        WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company or a holder of ADSs for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.                        REISSUANCE OF WARRANTS.

(a)                   Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with section 7(d)), registered as the Holder may request, representing any portion of the then Outstanding Principal Amount being transferred by the Holder and, if less than the total amount of the

5

applicable Outstanding Principal Amount is being transferred, a new Warrant (in accordance with section 7(d)) to the Holder representing the portion of the Outstanding Principal Amount not being transferred.

(b)                   Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with section 7(d)) representing the then Outstanding Principal Amount.

(c)                    Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with section 7(d)) representing in the aggregate the then applicable Outstanding Principal Amount, and each such new Warrant will represent the right to purchase such portion of Outstanding Principal Amount as is designated by the Holder at the time of such surrender.

(d)                   Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the then applicable Outstanding Principal Amount (or in the case of a new Warrant being issued pursuant to section 7(a) or section 7(c), such principal amount designated by the Holder which, when added to the principal amount of the other new Warrants issued in connection with such issuance, does not exceed the then applicable Outstanding Principal Amount), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.                        NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9.                        AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.                 GOVERNING LAW AND DISPUTE RESOLUTION.

(a)               This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

(b)               Any dispute, controversy, difference, proceedings or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Hong Kong International Arbitration Centre Administered Arbitration rules in force when the notice of arbitration is submitted.

(c)                The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

(d)               The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive laws.

(e)                Each of the Parties shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection

6

with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request.

(f)                 The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

11.                 CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.                 REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

13.                 TRANSFER.  This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

14.                 WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be given to the Holder in accordance with section 8.

15.                 CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)               “ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement or any applicable restricted American Depositary Share letter agreement, representing one (1) Share as of the date of this Warrant, and deposited with the Depositary or its designee, including an American Depositary Share that is so issued with restrictive legends.

(b)               “ADS Delivery Date” shall have the meaning set forth in section 1(a).

(c)                “Aggregate Exercise Price” shall have the meaning set forth in section 1(d).

(d)               “Bloomberg” means Bloomberg L.P. (or any successor thereto).

(e)                “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the People’s Republic of China or Hong Kong are authorized or required by law to remain closed.

(f)                 “Cashless Exercise” shall have the meaning set forth in section 1(e).

(g)                “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for

7

such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “OTCPink” marketplace by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company’s Board of Directors and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(h)               “Company” shall have the meaning set forth in the Preamble.

(i)                   “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

(j)                  “Depositary” shall have the meaning set forth in section 1(a).

(k)               “Distribution” shall have the meaning set forth in section 3.

(l)                   “Employee Incentive Plan” means the Company’s incentive plan or plans adopted for its directors, officers, employees and consultants and approved by the board of the Company.

(m)           “Excluded Issuance” means any issuance or sale (or deemed issuance or sale) by the Company after the Issuance Date of (a) Ordinary Shares or ADSs issued upon the conversion or exercise of Options or Convertible Securities issued prior to the Issuance Date, provided that such securities are not amended after the Issuance Date to increase the number of Ordinary Shares or ADSs issuable thereunder, lower the exercise or conversion price thereof or in a manner that otherwise adversely affects the Holder; (b) Ordinary Shares or ADSs issued upon the exercise of this Warrant or pursuant to any transaction contemplated under the Purchase Agreement; or (c) all Shares, Convertible Securities and Options that are issued under the Employee Incentive Plan.

(n)               “Exercise Price” shall have the meaning set forth in section 1(b).

(o)               “Exercise Notice” shall have the meaning set forth in section 1(a).

(p)               “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(q)               “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Ordinary Shares, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

(r)                  “HKIAC” shall have the meaning set forth in section 10(b).

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(s)                 “Holder” shall have the meaning set forth in the Preamble.

(t)                  “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

(u)               “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

(v)               “Ordinary Shares” means (i) the Company’s Ordinary Shares, par value US$0.01 per share, and (ii) any share capital into which such Ordinary Shares shall have been changed or any share capital resulting from a reclassification of such Ordinary Shares.

(w)             “Other Securities” shall have the meaning set forth in section 3(b).

(x)               “Outstanding Principal Amount” means the outstanding principal amount of this Warrant applicable from time to time as calculated in accordance with the terms of this Warrant. The initial Outstanding Principal Amount is $[•].

(y)               “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z)                “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(aa)        “Principal Market” means The NASDAQ Global Market.

(bb)        “Purchase Agreement” shall have the meaning set forth in the Preamble.

(cc)          “Purchase Rights” shall have the meaning set forth in section 4(a).

(dd)        “Securities Act” means the Securities Act of 1933, as amended.

(ee)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity of such Person) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity of such Person) with which such Fundamental Transaction shall have been entered into.

(ff)            “Trading Day” means any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

(gg)          “Warrant” shall have the meaning set forth in the Preamble.

(hh)        “Warrant ADSs” shall have the meaning set forth in the Preamble.

[Signature Page Follows]

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9

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase American Depositary Shares to be duly executed as of the Issuance Date set out above.

THE9 LIMITED

By:
Name:
Title:

10

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

THE9 LIMITED

The undersigned holder hereby exercises the right to purchase                   American Depositary Shares (“Warrant ADSs”) of The9 Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), evidenced by the attached Warrant to American Depositary Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder’s payment of the Exercise Price shall be made as:

                                                                                  a “Cash Exercise” with respect to                   Warrant ADSs; and/or

                                                                                a “Cashless Exercise” with respect to                 Warrant ADSs (only if permitted pursuant to Section 1(d) of the Warrant).

2.  Payment of Exercise Price.  In the event that the Holder conducted a Cash Exercise with respect to some or all of the Warrant ADSs to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                    to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant ADSs.  The Company shall deliver to the Holder            Warrant ADSs in accordance with the terms of the Warrant.

4.  Confirmation.  Please send confirmation of receipt of this Exercise Notice to the following facsimile number:                       .

Date:                   ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs The Bank of New York Mellon to issue the above indicated number of American Depositary Shares in accordance with the Depositary Instructions dated      , 20   from the Company and acknowledged and agreed to by The Bank of New York Mellon Trust Company.

THE9 LIMITED

By:
Name:
Title:

Exhibit C — Form of Tranche A Warrants, Tranche B Warrants and Tranche C Warrants

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THAT ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THE9 LIMITED

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

Warrant No.:	[•]
Outstanding Principal Amount:	[•] (subject to adjustments in accordance with the terms of this Warrant)
Date of Issuance:	[•] (“Issuance Date”)

The9 Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Splendid Days Limited, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, pursuant to this warrant (including any warrants issued in exchange, transfer or replacement hereof, this “Warrant”) to purchase ADSs (as defined under the Section headed “Certain Definitions” hereof, and such ADSs the “Warrant ADSs”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), at the Exercise Price (as defined below) then in effect up to a maximum of $[•] (subject to adjustments in accordance with the terms of this Warrant).  For purposes of clarification, each ADS represents one ordinary share, par value US$0.01 per share (the “Ordinary Shares”), of the Company.  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in section 15.  This Warrant is issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated as of November [•], 2015 by and among the Company and the other parties named therein (as amended, supplemented or modified from time to time the “Purchase Agreement”).

The Warrant ADSs issuable upon exercise of this Warrant are “Registrable Securities” as defined in the Purchase Agreement.

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1.       EXERCISE OF WARRANT.

(a)      Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder such that the Outstanding Principal Amount has been reduced to zero and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Partial exercises of this Warrant shall have the effect of lowering the Outstanding Principal Amount in an amount equal to the product of the number of Warrant ADSs purchased as part of the partial exercise and the then applicable Exercise Price (as defined below).  The Holder and the Company shall maintain records showing the date of such purchases of Warrant ADSs and the Outstanding Principal Amount.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the Outstanding Principal Amount at any given time may be less than the Outstanding Principal Amount stated on the face hereof.  On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice and representation letters and other documents reasonably requested by the Depositary, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and The Bank of New York Mellon (the “Depositary”) for the ADSs.  On or before the fifth (5th) Business Day following the date on which the Company has received the Exercise Notice (the “ADS Delivery Date”), the Company shall (A) issue and deposit with the Depositary a number of Ordinary Shares that will be represented by the number of Warrant ADSs to which the Holder is entitled in respect of that exercise, (B) pay the fee of the Depositary for the issuance of that number of ADSs and (C) instruct the Depositary to promptly execute and deliver to that Holder the Warrant ADSs subject to the applicable securities laws and regulations.  No fractional ADSs are to be issued upon the exercise of this Warrant.  If any fractional share of an ADS would, except for the provisions of the prior sentence, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Closing Sale Price on the Principal Market of such fractional ADS on the date of exercise.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant ADSs upon exercise of this Warrant.

In the case of Warrant ADSs issued with any restrictive legends, upon the Company’s receipt of notice and representation letters and other documents reasonably requested by the Depositary from the Holder that (a) Warrant ADSs containing any restrictive legends have been resold in reliance on an effective resale registration statement relating to the resale of ADSs representing Warrant ADSs or pursuant to Rule 144, or (b) Warrant ADSs containing any restrictive legends that are beneficially owned by it have become freely tradable pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant ADSs and without volume or manner-of-sale restrictions, accompanied by a certificate or certificates evidencing the Warrant ADSs, if any, that have been sold pursuant to clause (a) above or for which the legend is to be removed pursuant to clause (b) above, the Company shall within eleven (11) Business Days cause to be issued and delivered for deposit to the Depositary irrevocable instructions that the Depositary deliver ADSs without any restrictive legend with respect to such Warrant ADSs to or upon the directions of the Holder and such other documents as the Depositary may reasonably require from the Company in connection therewith. From and after the date the Company receives the notice specified in clause (b) above, Warrant ADSs which are subsequently issued upon exercise of this Warrant shall not bear a restrictive legend, provided that the conditions specified in clause (b) above are still satisfied at such time. If the Company fails to cause the Depositary to deliver ADSs representing Warrant ADSs pursuant to the terms of this Warrant, then the Company shall fully indemnify the Holder for any liabilities, judgments, costs, losses, fines and expenses of any kind the Holder incurs in connection with such failure. Any fees, including fees of the Depositary, associated with the removal of restrictive legends from any Warrant ADSs and the deposit of Warrant ADSs to the Depositary for the issuance of ADSs shall be borne by the Company.

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(b)      Exercise Price.  For purposes of this Warrant, “Exercise Price” means $[•], subject to adjustment as provided herein.

(c)      Payment of Exercise Price.  The Company shall promptly, and in no case later than the third (3rd) Business Day immediately following receipt of an Exercise Notice confirm such receipt via facsimile to the number specified in such Exercise Notice.  Within two (2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant ADSs as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds. Notwithstanding the preceding, if the Holder has delivered a copy of a Loan Waiver Notice to the Company, then the Holder shall not be required to make a payment of the Aggregate Exercise Price to the Company, and the Company shall observe its obligations under this Warrant as if the Aggregate Exercise Price had been paid in full.

(d)                                 Company’s Failure to Timely Deliver Securities.

(i)                                     If the Company fails to deliver to the Holder the number of Warrant ADSs to which such Holder is entitled upon exercise of this Warrant by the ADS Delivery Date (an “Exercise Failure”), then:

(A)                               the Company shall pay damages to the Holder, for the ADS Delivery Date and each subsequent day on which such Exercise Failure continues, an amount equal to an annual interest rate of two percent (2.00%) of the product of (x) the sum of the number of ADSs not issued to the Holder on or prior to the ADS Delivery Date and to which the Holder is entitled, times (y) the Closing Sale Price of the ADSs on the ADS Delivery Date, and

(B)                               the Holder, upon written notice to the Company, may, no later than two (2) Business Days after the ADS Delivery Date, at its sole discretion, void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been converted pursuant to such Exercise Notice.

(ii)                                  Without prejudice to any other remedies available to the Holder, upon an Exercise Failure, in the event that the Closing Sale Price of the ADS on the date of the ADS Delivery Date is higher than the Closing Sale Price of the ADS on the actual date of delivery of the required ADSs by the Company, the Holder shall be entitled to an amount equal to the product of (i) the number of ADSs that the Company fails to deliver to the Holder on the ADS Delivery Date and (ii) the difference between the Closing Sale Price of the ADS on the date of the ADS Delivery Date and the Closing Sale Price of the ADS on the actual date of delivery of the required ADSs by the Company, to be paid by the Company to the Holder in cash, no later than five (5) Business Days after the actual date of delivery of the required ADSs by the Company.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Exercise Failure.  Notwithstanding the foregoing, without prejudice to any other remedies available to the Holder, in the event that an Exercise Failure continues for twenty (20) Business Days or more after the ADS Delivery Date, the Holder shall be entitled to an amount equal to the product of (x) the number of ADSs that the Company fails to deliver to the Holder on the ADS Delivery Date and (y) the Closing Sale Price of the ADS on the date of the ADS Delivery Date, to be paid by the Company to the Holder in cash, no later than five (5) Business Days after notification by the Holder of its election of this option.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Exercise Failure.

(iii)                               In case of an Exercise Failure, the rights of the Holder pursuant to paragraph (i) above shall be without prejudice to any other rights or remedies available to the Holder under this Warrant or under applicable laws in the event of an Exercise Failure.

(e)      Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs or the Outstanding Principal Amount, the Company shall promptly issue to the Holder the number of Warrant ADSs that are not disputed.

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2.      ADJUSTMENT OF EXERCISE PRICE.  The Exercise Price shall be adjusted from time to time as follows:

(a)      Adjustment upon Subdivision or Combination of Ordinary Shares or ADSs.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.  Any adjustment under this paragraph (a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)      Adjustments for Dilutive Issuances.

(i)                         For the purposes of this section 2(b), “New Securities” means all Ordinary Shares (directly or in the form of ADSs), Options or Convertible Securities issued by the Company after the Issuance Date other than (i) the convertible notes or warrants of the Company issued to the Holder in accordance with the Purchase Agreement, (ii) any Ordinary Shares issued upon the exercise of such convertible notes or warrants, (iii) with respect only to the three-year period from the Issuance Date, any Ordinary Shares, Options or Convertible Securities that are issued under the Employee Incentive Plan in the amount up to 15% of the Company’s total outstanding and issued shares on a fully-diluted and converted basis and (iv) with respect to any Extension Period, all Ordinary Shares, Convertible Securities and Options that are issued under the Employee Incentive Plan.

(ii)                                  Adjustment of Exercise Price upon Issuance of New Securities. In the event of an issuance of New Securities for a consideration per Ordinary Share (as adjusted by the then applicable ADS-to-Ordinary Share ratio if the consideration per Ordinary Share for the issuance of New Securities is expressed as an amount per ADS) received by the Company less than the Exercise Price in effect immediately prior to such issue, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price determined as set forth below:

NEP = OEP * (OS + (NP/OEP))/(OS + NS)

WHERE:

(A)                               NEP = the new Exercise Price,

(B)                               OEP = the Exercise Price in effect immediately before the issuance of the New Securities,

(C)                               OS = the total outstanding Ordinary Shares immediately before the issuance of the New Securities,

(D)                               NP = the total consideration received for the issuance or sale of the New Securities, and

(E)                                NS = the number of New Securities issued or sold or deemed issued or sold.

(iii)                               Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the Issuance Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the consideration per Ordinary Share (determined pursuant to section 2(b)(iv) hereof and adjusted by the then applicable ADS-to-Ordinary Share ratio if the consideration per Ordinary Share for the issuance of New Securities is expressed as an amount per ADS) of such New Securities would be less than the Exercise Price, as provided for by section 2(b)(ii), in effect on the date of and immediately prior to such issue or record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

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(A)                               no further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(B)                               if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)                               no readjustment pursuant to section 2(b)(iii)(B) shall have the effect of increasing the Exercise Price then in effect (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Ordinary Shares and the like); and

(D)                               upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(1)                                 in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange;

(2)                                 in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to section 2(b)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(3)                                 if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Exercise Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this section 2(c)(iii) as of the actual date of their issuance.

(iv)                              Determination of Consideration. Subject to applicable laws, for purposes of this Section 2(c), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(A)                               Cash and Property. Such consideration shall:

(1)                                 insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)                                 insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company and agreed to by the Holder; and

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(3)                                 in the event New Securities are issued together with Ordinary Shares or other securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in paragraphs (1) and (2) above, as reasonably determined in good faith by the Board of Directors of the Company and agreed to by the Holder.

(B)                               Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to section 2(b)(iii) hereof, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in section 2(b)(iv)(A) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(c)                                  Other Events. In the event that the Company (or any Subsidiary) takes any action to which the provisions hereof are not strictly applicable or if any event occurs of the type contemplated by the provisions of section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), which has the direct effect of adversely affecting the Holder’s proportionate interest in the equity of the Company, then, to the extent that the Holder’s proportionate interest in the equity of the Company is so adversely affected thereby, an appropriate adjustment in the Exercise Price shall be made so as to protect the rights of the Holder under this Warrant.

(d)                                 Successive Adjustments; Multiple Adjustments. After an adjustment is made to the Exercise Price under section 2, any subsequent event requiring an adjustment under section 2 shall cause an adjustment to such Exercise Price, as so adjusted.

(e)                                  Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and deliver to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder at any time, deliver to the Holder a like certificate setting forth such adjustments and readjustments, the Exercise Price in effect at the time and the then applicable Outstanding Principal Amount.

3.      RIGHTS UPON DISTRIBUTION OF ASSETS.

(a)                                 Cash Dividend.  If the Company pays any cash dividend to holders of Ordinary Shares or ADSs, it shall simultaneously pay to the Holder the amount by which any dividend that would have been payable in respect of the Warranty ADSs had this Warrant been exercised prior to the relevant record date for the payment of such cash dividend exceeds the Notional Interest Amount then accrued.

(b)                                 Dividend in Kind.  If the Company pays any dividend in kind in any financial year to holders of Ordinary Shares or ADSs, the Company shall simultaneously pay to the Holder the same dividend in kind on a per ADS basis as if the Warrant had been exercised prior to the relevant record date.

4.      FUNDAMENTAL TRANSACTIONS.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of ADSs or Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for ADSs or Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder shall thereafter have the right to receive upon the exercise of this Warrant, in lieu of ADSs or other assets otherwise receivable upon such exercise, such securities or other assets to which the Holder would have been entitled had such ADSs or other assets been held by the Holder immediately prior to the consummation of such Corporate Event (without taking into account any limitations or restrictions on the exercise of this Warrant).  For the avoidance of

6

doubt, the Holder shall not be permitted to receive such securities or assets pursuant to this section 4 and continue to hold the Warrant.

In the event that the Company becomes a Subsidiary of any Person, such Person shall assume all of the obligations of the Company under this Warrant with the same effect as if such Person had been named as the Company herein.

5.      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its memorandum and articles of association or other constitutional documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares underlying the ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable ADSs upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.      WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company or a holder of ADSs for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.      REISSUANCE OF WARRANTS.

(a)      Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with section 7(d)), registered as the Holder may request, representing any portion of the then Outstanding Principal Amount being transferred by the Holder and, if less than the total amount of the applicable Outstanding Principal Amount is being transferred, a new Warrant (in accordance with section 7(d)) to the Holder representing the portion of the Outstanding Principal Amount not being transferred.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with section 7(d)) representing the then Outstanding Principal Amount.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with section 7(d)) representing in the aggregate the then applicable Outstanding Principal Amount, and each such new Warrant will represent the right to purchase such portion of Outstanding Principal Amount as is designated by the Holder at the time of such surrender.

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(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the then applicable Outstanding Principal Amount (or in the case of a new Warrant being issued pursuant to section 7(a) or section 7(c), such principal amount designated by the Holder which, when added to the principal amount of the other new Warrants issued in connection with such issuance, does not exceed the then applicable Outstanding Principal Amount), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9.      AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.      GOVERNING LAW AND DISPUTE RESOLUTION.

(a)               This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

(b)               Any dispute, controversy, difference, proceedings or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Hong Kong International Arbitration Centre Administered Arbitration rules in force when the notice of arbitration is submitted.

(c)                The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

(d)               The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive laws.

(e)                Each of the Parties shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request.

(f)                 The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

11.      CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.      REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

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13.      TRANSFER.  This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

14.      WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be given to the Holder in accordance with section 8.

15.      CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)               “ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement or any applicable restricted American Depositary Share letter agreement, representing one (1) Share as of the date of this Warrant, and deposited with the Depositary or its designee, including an American Depositary Share that is so issued with restrictive legends.

(b)               “ADS Delivery Date” shall have the meaning set forth in section 1(a).

(c)                “Affiliate” means, with respect to any Person, any other Person (1) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; (2) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition; or (3) who is a spouse or any person cohabiting as a spouse, child or step-child, parent or step-parent, brother, sister, step-brother or step-sister, parent-in-law, grandchild, grandparent, uncle, aunt, nephew and niece of a Person described in clause (1) or (2). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(d)               “Aggregate Exercise Price” shall have the meaning set forth in section 1(d).

(e)                “Applicable Price” shall have the meaning set forth in section 2(b).

(f)                 “Bloomberg” means Bloomberg L.P. (or any successor thereto).

(g)                “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the People’s Republic of China or Hong Kong are authorized or required by law to remain closed.

(h)               “Cashless Exercise” shall have the meaning set forth in section 1(e).

(i)                   “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “OTCPink” marketplace by OTC Markets Group Inc. (formerly Pink Sheets

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LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company’s Board of Directors and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j)                  “Company” shall have the meaning set forth in the Preamble.

(k)               “Convertible Note” means the tranche [•] 12.00% Senior Convertible Note issued by the Company to the Holder on the date hereof.

(l)                   “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

(m)           “Corporate Event” shall have the meaning set forth in section 4.

(n)               “Depositary” shall have the meaning set forth in section 1(a).

(o)               “Dilutive Issuance” shall have the meaning set forth in section 2(b).

(p)               “Employee Incentive Plan” means the Company’s incentive plan or plans adopted for its directors, officers, employees and consultants and approved by the board of the Company.

(q)               “Exercise Price” shall have the meaning set forth in section 1(b).

(r)                  “Exercise Notice” shall have the meaning set forth in section 1(a).

(s)                 “Expiration Date” means (i) the third anniversary of the Issuance Date or (ii) if the Holder has exercised its option to extend the maturity date of all or any portion of the Convertible Note in accordance with the terms and conditions thereof, the fifth anniversary of the Issuance Date.

(t)                  “Extension Period” means, if as of the third anniversary of the Issuance Date the Holder has exercised its option to extend the maturity date of all or any portion of the Convertible Note in accordance with the terms and conditions thereof, the period from the third anniversary of the Issuance Date to the fifth anniversary of the Issuance Date.

(u)               “Fundamental Transaction” means any transaction or series of transactions pursuant to which the Company shall, directly or indirectly, (i) consolidate or merge into any other Person (other than any of its Affiliates), (ii) sell, lease, license, assign, transfer, convey or otherwise dispose of all or more than 50% of the properties or assets of the Company to another Person (other than any of its Affiliates), (iii) consummate a stock purchase, tender offer, exchange offer or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person (other than a Subsidiary) or other Persons (other than any of its Affiliates) making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase or other business combination) or (iv) reorganize, recapitalize or reclassify its Ordinary Shares.

(v)               “HKIAC” shall have the meaning set forth in section 10(b).

(w)             “Holder” shall have the meaning set forth in the Preamble.

(x)               “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

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(y)               “Loan Waiver Notice” means a document evidencing that a portion of the principal amount of the Onshore Loan equal to the RMB Equivalent of the relevant Aggregate Exercise Price has been waived.

(z)                “Notional Interest Amount” means an amount that is equal to interest calculated at a rate of 12% per annum accruing on the Outstanding Principal Amount from time to time from the Issuance Date until the relevant date, provided that no further amount shall accrue after the third anniversary of the Issuance Date.

(aa)        “Onshore Loan” means the entrusted loan in the principal amount of the RMB Equivalent of $4,950,000 granted pursuant to an entrusted loan agreement entered into by and among China The9 Interactive (Shanghai) Ltd. (九城互动信息技术（上海）有限公司), The9 Computer Technology Consulting (Shanghai) Co., Ltd. (第九城市计算机技术咨询（上海）有限公司), Shanghai The9 Information Technology Co., Ltd. (上海第九城市信息技术有限公司)  and [name of onshore bank].

(bb)        “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

(cc)          “Ordinary Shares” means (i) the Company’s Ordinary Shares, par value US$0.01 per share, and (ii) any share capital into which such Ordinary Shares shall have been changed or any share capital resulting from a reclassification of such Ordinary Shares.

(dd)        “Outstanding Principal Amount” means the outstanding principal amount of this Warrant applicable from time to time as calculated in accordance with the terms of this Warrant. The initial Outstanding Principal Amount is $[•], and such amount, as adjusted pursuant to section 1(a), shall be increased by an amount equal to the Notional Interest Amount as of the third anniversary of the issuance date if and only if as of the third anniversary of the Issuance Date the Holder has exercised its option to extend the maturity date of all or any portion of the Convertible Note in accordance with the terms and conditions thereof.

(ee)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff)            “Principal Market” means The NASDAQ Global Market.

(gg)          “Purchase Agreement” shall have the meaning set forth in the Preamble.

(hh)        “Purchase Rights” shall have the meaning set forth in section 4(a).

(ii)                “RMB” means Renminbi, the legal currency of the People’s Republic of China.

(jj)              “RMB Equivalent” means, in relation to an amount not in RMB, such amount in RMB calculated at the USD to RMB mid-point daily exchange rate published by the People’s Bank of China on the date of drawdown of the Onshore Loan.

(kk)        “Securities Act” means the Securities Act of 1933, as amended.

(ll)                “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) (a) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) such Person has the power to direct the management or policies, whether through ownership or voting proxy of the voting power of such legal entity,

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through the power to appoint a majority of the members of the board of directors or similar governing body of such legal entity, through contractual arrangements or otherwise.

(mm) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity of such Person) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity of such Person) with which such Fundamental Transaction shall have been entered into.

(nn)        “Trading Day” means any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

(oo)        “Warrant” shall have the meaning set forth in the Preamble.

(pp)        “Warrant ADSs” shall have the meaning set forth in the Preamble.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase American Depositary Shares to be duly executed as of the Issuance Date set out above.

THE9 LIMITED

By:
Name:
Title:

13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

THE9 LIMITED

The undersigned holder hereby exercises the right to purchase                   American Depositary Shares (“Warrant ADSs”) of The9 Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), evidenced by the attached Warrant to American Depositary Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder’s payment of the Exercise Price shall be made as:

                                                                            a “Cash Exercise” with respect to                   Warrant ADSs.

2.  Payment of Exercise Price.  In the event that the Holder conducted a Cash Exercise with respect to some or all of the Warrant ADSs to be issued pursuant hereto, the Holder shall [pay the Aggregate Exercise Price in the sum of $                   ][not be required to pay the Aggregate Exercise Price as the Holder has delivered a copy of a Loan Waiver Notice] to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant ADSs.  The Company shall deliver to the Holder            Warrant ADSs in accordance with the terms of the Warrant.

4.  Confirmation.  Please send confirmation of receipt of this Exercise Notice to the following facsimile number:                       .

Date:                   ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs The Bank of New York Mellon to issue the above indicated number of American Depositary Shares in accordance with the Depositary Instructions dated      , 20   from the Company and acknowledged and agreed to by The Bank of New York Mellon Trust Company.

THE9 LIMITED

By:

Name:

Title: